EXHIBIT 10.14

LEASE

BY AND BETWEEN

FP Gateway 270, LLC

LANDLORD

AND

PC-TeL, Inc.

TENANT

22600 Gateway Center Drive

Clarksburg, Maryland

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Page

ARTICLE 1  Reference Data1

1.1  Introduction and Subjects Referred To.1

1.2  Exhibits.3

ARTICLE 2  Premises and Term3

2.1  Premises3

2.2  Term4

2.3  Early Access4

2.4  Extension Option4

2.5  Right of First Offer6

2.6  Measurement of the Premises7

ARTICLE 3  Commencement and Condition7

3.1  Condition at Delivery7

3.2  Preparation of Premises.8

3.3  Construction Representatives10

ARTICLE 4  Rent, Additional Rent, Insurance and Other Charges10

4.1  The Annual Fixed Rent10

4.2  Additional Rent11

4.2.1  Real Estate Taxes11

4.2.2  Operating Costs12

4.3  Personal Property and Sales Taxes18

4.4  Insurance.18

4.4.1  Insurance Policies18

4.4.2  Requirements18

4.4.3  Waiver of Subrogation19

4.5  Utilities19

4.6  Late Payment of Rent20

4.7  Security Deposit20

ARTICLE 5  Landlord’s Covenants20

5.1  Affirmative Covenants20

5.1.1  Heat and Air-Conditioning20

5.1.2  Cleaning; Water21

5.1.3  Lighting and Electricity22

5.1.4  Repairs22

5.2  Interruption22

5.3  Outside Services22

5.4  Access to Building23

5.5  Parking23

5.6  Landlord’s Insurance24

5.7  Indemnification24

5.8  Legal Compliance24

5.9  Landlord’s Hazardous Waste Representation24

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Page

ARTICLE 6  Tenant’s Additional Covenants24

6.1  Affirmative Covenants.24

6.1.1  Perform Obligations24

6.1.2  Use25

6.1.3  Repair and Maintenance.25

6.1.4  Compliance with Law25

6.1.5  Indemnification26

6.1.6  Landlord’s Right to Enter26

6.1.7  Personal Property at Tenant’s Risk26

6.1.8  Payment of Landlord’s Cost of Enforcement27

6.1.9  Yield Up27

6.1.10  Rules and Regulations27

6.1.11  Estoppel Certificate27

6.1.12  Landlord’s Expenses For Consents28

6.1.13  Financial Information28

6.2  Negative Covenants.28

6.2.1  Assignment and Subletting28

6.2.2  Nuisance32

6.2.3  Floor Load; Heavy Equipment32

6.2.4  Electricity33

6.2.5  Installation, Alterations or Additions33

6.2.6  Intentionally Omitted.34

6.2.7  Signs34

6.2.8  Oil and Hazardous Materials35

ARTICLE 7  Casualty or Taking37

7.1  Termination37

7.2  Restoration38

7.3  Award38

ARTICLE 8  Defaults38

8.1  Default of Tenant38

8.2  Remedies39

8.3  Remedies Cumulative41

8.4  Landlord’s Right to Cure Defaults41

8.5  Holding Over42

8.6  Effect of Waivers of Default42

8.7  No Waiver, etc42

8.8  No Accord and Satisfaction42

ARTICLE 9  Rights of Holders42

9.1  Rights of Mortgagees or Ground Lessor42

9.2  Modifications43

9.3  Subordination, Non-Disturbance and Attornment44

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ARTICLE 10  Miscellaneous Provisions44

10.1  Notices44

10.2  Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc44

10.3  Lease not to be Recorded; Confidentiality of Lease Terms45

10.4  Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability45

10.5  Landlord’s Default46

10.6  Notice to Mortgagee and Ground Lessor47

10.7  Brokerage47

10.8  Waiver of Jury Trial47

10.9  Applicable Law and Construction47

10.10  Evidence of Authority48

10.11  UPS System48

10.12  Rooftop Antenna49

10.13  Force Majeure51

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LEASE

22600 Gateway Center

Clarksburg, Maryland

ARTICLE 1

Reference Data

1.1Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between FP Gateway 270, LLC, a New Jersey limited liability company (“Landlord”), and PC-Tel, Inc., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease: /JJanuary __, 2019.

Building and

Property:

That building in Clarksburg, Maryland, located at 22600 Gateway Center Drive (the “Building”).  The Building and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the “Property”. The Property is located in the office park known as Gateway 270 (the “Park”).

Premises:	A portion of the Building known as Suite 100, substantially as shown on Exhibit A hereto.

Premises Rentable

Area:	21,030 square feet, measured using a Building core factor of eight percent (8.06%).

Original Term:	Eleven (11) years and two (2) months, commencing on January 1, 2020 (the “Commencement Date”) and expiring on February 28, 2031.
Annual Fixed Rent:	The following amounts:

Dates	Annual Fixed Rent	Monthly Installments
1/1/20 - 12/31/21	$441,630.00	$36,802.50
1/1/22 – 12/31/22	$451,566.68	$37,630.56
1/1/23 – 12/31/23	$461,726.93	$38,477.24
1/1/24 – 12/31/24	$472,115.78	$39,342.98
1/1/25 – 12/31/25	$482,738.39	$40,228.20
1/1/26 – 12/31/26	$493,600.00	$41,133.33
1/1/27 – 12/31/27	$504,706.00	$42,058.83

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1/1/28 – 12/31/28	$516,061.88	$43,005.16
1/1/29 – 12/31/29	$527,673.28	$43,972.77
1/1/30 – 12/31/30	$539,545.93	$44,962.16
1/1/31 –2/28/31	$551,685.71	$45,973.81

Notwithstanding the foregoing, Annual Fixed Rent as set forth in the schedule above and Additional Rent for Taxes and Operating Costs shall be abated for the months of January 2020 through February 2021, provided, however, should there be a Default of Tenant (i.e., after the applicable notice and/or cure period, if any, as provided in Section 8.1 of the Lease) at any time on or before February 28, 2021, then such abatement shall be forfeited and any previously abated Annual Fixed Rent and Additional Rent for Taxes and Operating Costs shall be immediately due and payable.

Base Taxes:	The Taxes (as defined in Subsection 4.2.1) for the fiscal year ending June 30, 2020, as the same may be reduced by the amount of any abatement.

Base Operating

Costs:	The Operating Costs (as defined in Subsection 4.2.2) for the 2020 calendar year.

Tenant’s Percentage:

The percentage equivalent (calculated to the second decimal place) of the number obtained by dividing the Premises Rentable Area by the rentable area of the Building (deemed to be 26,274 square feet). Tenant’s Percentage shall initially be eighty and four hundredths percent (80.04%).

Permitted Uses:

Light manufacturing, including shipping and receiving of products and materials, and general office use, including engineering activities and the development, assembly and testing of antennas, radios and electronic equipment, subject to the provisions of Subsection 6.1.2.

Commercial General

Liability Insurance

Limits:	$5,000,000 (including umbrella liability coverage) per occurrence – may be effected by a combination of primary and excess liability insurance; Best rating of at least A-VIII.

Original Address of

Landlord:	FP Gateway 270, LLC

c/o The RMR Group LLC

540 Gaither Road

Rockville, MD 20850

Attention: Vice President, Mid-Atlantic Region

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Landlord's Agent:	The RMR Group LLC or such other entity as shall be designated by Landlord from time to time.

Original Address of

Tenant:	PC-TEL, Inc.
471 Brighton Drive
Bloomingdale, IL 60108
Attention: General Counsel

Account for Payment

of Rent:	Bank Name: PNC Bank, NA

ABA#: 031-207-607

Account Name: Government Properties Income Trust LLC

Account No.: 8026300155

1.2Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A.	Plan showing the Premises.
EXHIBIT B.	Rules and Regulations.
EXHIBIT C.	Alterations Requirements.
EXHIBIT D.	Contractor’s Insurance Requirements.
EXHIBIT E.	Janitorial Specifications.
EXHIBIT F.	Declaration by Landlord and Tenant.
EXHIBIT G.	Location of UPS System.

EXHIBIT G-1. UPS System Specifications.

EXHIBIT H.	Antenna Specifications.

ARTICLE 2

Premises and Term

2.1Premises.  Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells and other common areas, and the pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building.

Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways of the Building, (b) the common pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the Premises, (c) common walkways and driveways (if any) necessary for access to the Building, and (d) if the Premises include less than all of the rentable

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area of any floor of the Building, the common toilets and other common facilities located on such floor.

2.2Term.  The term of this Lease shall be for a period beginning on the Commencement Date (as defined in Section 1.1) and continuing for the Original Term and any extension of the term hereof in accordance with the provisions of this Lease, unless sooner terminated as hereinafter provided.  When the dates of the beginning and end of the Original Term have been determined such dates shall be evidenced by a confirmatory document executed by Landlord and Tenant in the form substantially as shown on Exhibit F hereto and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such dates. The Original Term and any extension of the term hereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

2.3Early Access.  From the date which is three (3) Business Days following the Date of this Lease to May 30, 2019 (and provided Landlord shall have received a copy of each of Tenant’s certificates of insurance therefor pursuant to Subsection 4.4.2 hereof) (the “Early Access Period”), Tenant and its contractors shall have access to the Premises for the purposes of planning and designing Tenant’s Work, provided that (i) Tenant shall not perform Tenant’s Work or any other alterations, additions or improvements during such period of early access and (ii) Tenant shall coordinate any such access with Landlord in advance.

Commencing on June 1, 2019 (and provided Landlord shall have received a copy of each of Tenant’s certificates of insurance therefor pursuant to Subsection 4.4.2 hereof), Tenant and its contractors shall have access to the Premises for the purposes of designing, and after Tenant’s Plans (as defined in Section 3.2) have been approved by Landlord, performing Tenant’s Work (as defined in Section 3.2), installing furniture, fixtures and telecommunications equipment and otherwise preparing the Premises for Tenant’s occupancy, and commencing on June 1, 2019, all obligations of Tenant under this Lease shall apply as if the term of this Lease had commenced, except that Tenant shall have no obligation to pay Annual Fixed Rent or to pay Additional Rent for Taxes or Operating Costs until the Commencement Date.  Notwithstanding that the term of this Lease shall not commence until the Commencement Date, during such period of early access Landlord’s obligations under Sections 5.6 and 5.7 shall apply, and Landlord shall provide Tenant with access to the loading dock and other common areas and facilities of the Building and shall furnish electricity and water to the Premises as required by this Lease, as if the Commencement Date had occurred.

2.4Extension Option.  So long as this Lease is still in full force and effect, and subject to the Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the term of this Lease for one (1) additional period (the “Extended Term(s)”) of five (5) years, commencing on March 1, 2031, and ending on February 29, 2036.  All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the Original Term shall apply to the Extended Term except that (i) the Annual Fixed Rent for the Extended Term shall be the Market Rate (as hereinafter defined) for the Premises determined as of the commencement of such Extended Term, as designated by Landlord by notice to Tenant (“Landlord’s Notice”), but subject to Tenant’s right to dispute as hereinafter provided; and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Term hereinabove provided.  If Tenant shall so request by notice to Landlord not earlier than November 30, 2029, Landlord shall

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give Tenant its Landlord Notice within thirty (30) days of such request.  If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice (an “Election Notice”) of its election not later than February 28, 2030.  If Tenant fails to give such Election Notice to Landlord or the Conditions are neither satisfied nor waived by Landlord, the term of this Lease shall automatically terminate no later than the end of the Original Term, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of such Election Notice.  If Tenant shall extend the term hereof pursuant to the provisions of this Section 2.4, such extension shall (subject to satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming the Annual Fixed Rent for the Extended Term.  The “Conditions” are that, as of the date of the Election Notice there shall exist no Default of Tenant and the named Tenant as set forth in Section 1.1 (or any successor by Merger, or any Affiliate as defined in Subsection 6.2.1) shall actually occupy the entire Premises.

“Market Rate” shall mean the then fair market annual rent for the Premises for the Extended Term (determined as set forth below) with annual increases and concessions for rental abatement and tenant improvement allowances consistent with market renewals in the greater Clarksburg area for premises comparable to the Premises.  If Tenant disagrees with Landlord’s designation of the Market Rate, then Tenant shall give notice thereof to Landlord within twenty (20) days after Landlord’s Notice (failure to provide such notice of disagreement within such 20-day period constituting acceptance by Tenant of Market Rate as set forth in Landlord’s Notice); and if the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord’s Notice, then the Market Rate shall be submitted to appraisal as follows:  Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen.  The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate in accordance with the following provisions of this Section 2.3 they shall together appoint a third appraiser.  If only one party shall appoint an appraiser, as provided by this Section 2.4, who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided.

If said two appraisers cannot agree upon the appointment of a third appraiser within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Real Estate Board (or any similar or successor organization) for the greater Clarksburg area in accordance with its then prevailing rules.  If said President shall fail to appoint said third appraiser within ten (10) days after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules.  In the event that all three appraisers cannot agree upon such Market Rate within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate to the other two appraisers in writing; and Market Rate shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

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Each of the appraisers selected as herein provided shall have at least ten (10) years experience as a commercial real estate broker in the greater Clarksburg area dealing with properties of the same type and quality as the Building.  Each party shall pay the fees and expenses of the appraiser it has selected and the fees of its own counsel.  Each party shall pay one half (1/2) of the fees and expenses of the third appraiser (or the sole appraiser, if applicable) and all other expenses of the appraisal.  The decision and award of the appraiser(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant.  Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

The appraiser(s) shall determine the Market Rate of the Premises for the Extended Term and render a decision and award as to their determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the second appraiser, (b) within twenty (20) days after the appointment of the third appraiser or (c) within fifteen (15) days after the appointment of the sole appraiser, as the case may be.  In rendering such decision and award, the appraiser(s) shall assume (i) that neither Landlord nor the prospective tenant is under a compulsion to rent, and that Landlord and Tenant are typically motivated, well‑informed and well‑advised, and each is acting in what it considers its own best interest, (ii) the Premises are fit for immediate occupancy and use “as is”, (iii) that in the event the Premises have been damaged by fire or other casualty prior to the commencement of the Extended Term, they have been fully restored.  The appraisers shall also take into consideration the rents contained in leases for comparable space in the Building, or in comparable buildings in the greater Clarksburg area, for comparable periods of time.

If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant’s obligation to pay the Annual Fixed Rent based upon determination of such Market Rate, then Tenant shall pay the Annual Fixed Rent under the Lease based upon the Market Rate designated by Landlord in Landlord’s Notice until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.

2.5Right of First Offer.  So long as (i) there then exists no Default of Tenant, (ii) the Tenant named in Section 1.1 of this Lease (or any successor by Merger and/or any Affiliate) shall occupy the entire Premises, and (iii) this Lease is still in full force and effect, then if any space in the Building shall become available for lease by Landlord following the expiration or sooner termination of the first lease of such space after the Date of this Lease, Landlord shall so notify Tenant, and shall identify the space available (the “Offered Space”) together with the rental rate and other terms and conditions (collectively, the “Terms”) under which in good faith Landlord intends to offer such space to third parties (which may include a term not co-terminus with that applicable to the Premises then demised to Tenant under the Lease) and the date on which such Offered Space is expected to be available, and Tenant may, by giving notice to Landlord within five (5) days after receipt of such notice, irrevocably elect to lease all, but not less than all, of the Offered Space on the Terms. If Tenant shall have so elected to lease the

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Offered Space, it shall enter into an amendment to this Lease within ten (10) days after it shall have received the same from Landlord, confirming the lease of such Offered Space to Tenant on the Terms.  If Tenant shall not elect to lease the Offered Space within the aforesaid five-day period, then Landlord shall thereafter be free to lease any or all of such Offered Space to a third party or parties from time to time on such terms and conditions as it may deem appropriate, it being agreed that time is of the essence with respect to the exercise of Tenant’s rights hereunder.

The provisions hereof shall not apply to the initial lease of any space after the Date of this Lease (i.e. no space in the Building shall be subject to Tenant’s rights hereunder until that space shall have been subject to a lease entered into after the Date of this Lease), nor shall the provisions hereof apply, and space shall not be deemed “available for lease” hereunder, if Landlord shall intend either (a) to enter into a lease of such space to any party pursuant to the terms of a lease in effect as of the Date of this Lease or to any entity controlling, controlled by or under common control with Landlord or (b) to renew or extend the lease with (or grant a new lease to) the entity (or any party affiliated with such entity) then occupying such space.

2.6Measurement of the Premises.  Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for administrative purposes only and that, although the Annual Fixed Rent has been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease.

ARTICLE 3

Commencement and Condition

3.1Condition at Delivery.   Landlord, at its sole cost and expense, shall complete all of the work required to cause the Premises to be separated from the balance of the space on the first floor of the Building so that the Premises are separately demised and independently functional in compliance with all applicable laws and codes and Landlord’s Building standards. Such work (the “Demising Work”) shall include, without limitation, the installation of necessary demising walls and doorways and modification of the HVAC ductwork, electrical service, plumbing service (if any) and fire/life-safety systems as necessary. Landlord shall deliver the Premises to Tenant with the Demising Work complete except for so-called punch list work which need not be complete for Tenant to commence Tenant’s Work (as defined in Section 3.2) and which can be completed by Landlord after Tenant has begun Tenant’s Work without interfering in any material respect with the completion of Tenant’s Work. Landlord shall use commercially reasonable efforts to complete all punch list work not later than thirty (30) days after the Commencement Date and Tenant agrees to give Landlord reasonable access to the Premises for such purpose. In addition to the Demising Work, prior to the Commencement Date Landlord shall stripe those areas of the Parking Facility, as defined in Section 5.4 below, which are currently not striped but which Landlord determines may be used as additional parking, to indicate that such areas are parking spaces (the “Parking Facility Work”).  Except as affected by the Demising Work and the Parking Facility Work, the Premises shall be delivered to Tenant in the condition in which they are in as of the Date of this Lease. Tenant acknowledges that no representations as to the condition or repair of the Premises or promises to alter, remodel or

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improve either have been made by Landlord or any agents of Landlord except to the extent expressly set forth in this Lease.

3.2Preparation of Premises.

(a)Tenant shall be responsible for making any alterations or improvements to the Premises required by Tenant, all of which shall be at Tenant’s sole cost and expense except that Landlord shall provide Tenant with an allowance as hereinafter described as a contribution toward the costs incurred by Tenant to design and construct Tenant’s initial alterations and improvements to the Premises. Tenant shall cause an architect licensed in the State of Maryland to prepare complete construction plans and specifications for said initial alterations and improvements (“Tenant’s Plans”) in accordance with the requirements of Exhibit C attached hereto. Tenant’s Plans shall be subject to review and approval by Landlord as provided in Exhibit C. Landlord shall respond to Tenant’s Plans (either by approval, request for additional information, request for revision or communication of a reason for failure to approve) within five (5) Business Days (as defined in the Rules and Regulations) after the date of Landlord’s receipt of Tenant’s Plans or any resubmission, plus such additional period of time, not to exceed an additional ten (10) Business Days, as may be necessary for review of Tenant’s Plans by a third-party architect, engineer or other consultant if Landlord determines that any aspect of Tenant’s Plans requires such third-party review. Until Landlord shall have unconditionally approved all of Tenant’s Plans, Tenant, shall deliver to Landlord such additional information, documentation and/or revisions to Tenant’s Plans as are necessary to obtain Landlord’s approval of Tenant’s Plans and this process shall continue until Tenant’s Plans are approved by Landlord.

(b)Upon approval of Tenant’s Plans by Landlord (and provided Landlord shall have delivered the Premises to Tenant), Tenant shall cause its contractor(s) (selected by Tenant, but subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) to perform the work and improvements described on Tenant’s Plans (collectively, “Tenant’s Work” ) diligently and continuously until Tenant’s Work is completed. Tenant’s Work shall be performed in accordance with Tenant’s Plans, using materials and/or installations meeting or exceeding Landlord’s minimum standards for the Building and in accordance with the requirements of Exhibit C and all applicable provisions of Article 6.  Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord (where such approval is required) or is not in compliance with the provisions of this Lease, and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time. Tenant’s Work may include the purchase for the Premises and installation of any Supplemental HVAC Equipment and the UPS System, as such terms are defined below.

(c)Tenant’s Work shall be considered substantially complete and the “Substantial Completion Date” shall occur on the first day as of which all of the following requirements have been met: (i) all work shown and described in Tenant’s Plans has been completed, with only punchlist items (i.e., minor and insubstantial details of decoration or mechanical adjustment) excepted; (ii) Tenant’s architect has issued a certificate of substantial completion on the standard AIA form or a reasonable equivalent, and a copy thereof together with record “as built” drawings in paper and electronic (CAD) format showing all alterations as actually constructed have been delivered to Landlord; (iii) all electrical, mechanical, plumbing and HVAC facilities installed by Tenant are functioning properly and if the alterations include

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any HVAC work, Tenant has provided to Landlord a copy of an air balancing report signed by a professional engineer showing that the HVAC system is properly balanced for the season; (iv) the Premises are reasonably free of debris and construction materials, (v) all required governmental inspections have been successfully completed and a final certificate of occupancy has been issued and a copy thereof delivered Landlord; (vi) Tenant shall have certified to Landlord the names of all contractors, subcontractors and suppliers which were engaged in Tenant’s Work and delivered to Landlord final lien waivers from all such parties; and (vii) Tenant shall have provided to Landlord copies of all warranties and guarantees received from the contractors, subcontractors and suppliers or manufacturers and copies of all maintenance manuals, instructions and similar information pertaining to the operation and maintenance of fixtures installed in the Premises as part of Tenant’s Work.

(d)Provided this Lease is then in full force and effect, Landlord shall make an improvement allowance (“Landlord’s Contribution”) available to Tenant in accordance with this Section 3.2 in an amount equal to the lesser of (i) $1,472,100.00, or (ii) the actual amount of the third-party cost of Tenant’s Work. For purposes of this Section 3.2(d), the “cost” of Tenant’s Work shall mean the actual third-party costs incurred by Tenant in connection with performing Tenant’s Work including, without limitation, all architectural and engineering fees and expenses; all contractor charges for the cost of labor and materials, profit, general conditions and overhead and supervision; all filing fees and other permitting costs and fees paid to independent construction managers, if any, plus a supervisory and review fee, to be retained by Landlord (i.e., to be subtracted from Landlord’s Contribution), equal to one percent (1%) of the hard costs of Tenant’s Work, which hard costs shall mean, for purposes of this Section 3.2(d), all contractor charges for the cost of labor and materials, profit, general conditions and overhead and supervision incurred in connection with Tenant’s Work.

Tenant may requisition Landlord for payment of Landlord’s Contribution monthly (hereinafter “Progress Payments”) provided that Landlord may withhold ten percent (10%) of the amount due on each requisition paid prior to the substantial completion of Tenant’s Work until the Final Payment (as hereinafter defined). Each requisition for a Progress Payment shall include (i) a detailed breakdown of the costs of Tenant’s Work included in the requisition, (ii) copies of invoices from Tenant’s contractors, suppliers and others, as applicable, substantiating such costs, and (iii) executed waivers of mechanic’s or material supplier’s liens (in such form as Landlord shall reasonably require) on account of any labor and/or materials furnished by such party through the date of the requisition (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the requisition).  Landlord shall make each Progress Payment (in an amount not to exceed the lesser of (x) the costs of Tenant’s Work, as evidenced by the documentation submitted with the applicable requisition, or (y) the balance of Landlord’s Contribution then remaining, less amounts retained by Landlord as hereinabove provided) to Tenant or, at Tenant’s election, to Tenant’s general contractor within thirty (30) days after Landlord’s receipt of a Progress Payment requisition with all required supporting documentation.

After the Substantial Completion Date shall have occurred, Tenant may request in writing that Landlord make payment of the balance of Landlord’s Contribution and all retained amounts other than Landlord’s supervisory and review fee (the “Final Payment” ). Tenant’s requisition for the Final Payment shall include (i) a final, detailed breakdown of all of the costs of Tenant’s Work, (ii) final mechanic’s and material supplier’s lien waivers therefor (provided that any such

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waiver may be conditioned upon receipt of the amount requested for such party in the requisition) and (iii) all other documentation required for the Progress Payment pursuant to the preceding paragraph as to the portion of Tenant’s Work covered by the Final Payment. Landlord shall make payment of the Final Payment in an amount equal to the lesser of (x) the unreimbursed cost of Tenant’s Work, as evidenced by the documentation submitted with the requisition for the Final Payment or (y) the balance of Landlord’s Contribution then remaining, if any (including any retained amounts other than Landlord’s supervisory and review fee), to Tenant (or at Tenant’s request, to its general contractor) within thirty (30) days after Landlord’s receipt of a requisition for the Final Payment with all required supporting documentation.

If the cost of Tenant’s Work shall total less than $1,472,100.00, then the lesser of (x) the difference between the cost of Tenant’s Work and $1,472,100.00, or (y) $294,420.00 (such lesser amount being the “Balance”) may be used by Tenant as reimbursement for (i) the purchase of furniture, trade fixtures and equipment for the Premises, (ii) the purchase and installation of cabling for the Premises and (iii) signage and other move related expenses, as well as any other soft costs. Landlord shall reimburse Tenant for such costs (in an amount equal to the lesser of the invoices submitted by Tenant or the Balance) within thirty (30) days after Tenant submits to Landlord invoices for such costs.

Notwithstanding the foregoing, Landlord shall not be required to make payment of Landlord’s Contribution (a) if (or to the extent) Tenant shall not have submitted paid invoices for Tenant’s Work together with all required supporting documentation by December 31, 2020, time being of the essence, or (b) at a time when there exists any Default of Tenant and/or (c) if this Lease shall have terminated. Any balance of Landlord’s Contribution which Landlord is not required to reimburse to Tenant pursuant to this Section 3.2 shall be the property of Landlord.

3.3Construction Representatives.  Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3.  The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1.  Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

ARTICLE 4

Rent, Additional Rent, Insurance and Other Charges

4.1The Annual Fixed Rent.  Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand.  Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, by electronic transfer of immediately available funds to the account set forth in Section 1.1, or in such other manner, or to such other account as Landlord shall from time to time designate by notice to Tenant.

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Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a 360 day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month.

4.2Additional Rent.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes and Operating Costs as provided in Subsections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1Real Estate Taxes.  If Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term of this Lease shall exceed Base Taxes, whether due to increase in rate or reassessment of the Property, or both, Tenant shall reimburse Landlord therefor, as Additional Rent, in an amount equal to Tenant’s Percentage of any such excess (the “Tax Excess”).  Except as otherwise provided in the immediately following paragraph, Tenant shall pay the Tax Excess to Landlord at least ten (10) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a notice to Tenant given at least twenty (20) days prior to the date or dates any such payment shall be due, which notice shall set forth the manner of computation of any Tax Excess due from Tenant, except that such payment shall be made to Landlord not later than ten (10) days after such notice to Tenant if such notice is given subsequent to the date twenty (20) days prior to the date the same is due and payable as aforesaid).

At Landlord’s election, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Tax Year.  If the total of such monthly remittances for any Tax Year is greater than the Tax Excess for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Additional Rent until the overpayment is fully credited (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this Subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by

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Tenant on account of Taxes with respect to such Tax Year or to receive any payment if Taxes for any Tax Year are less than Base Taxes.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of Taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tax Excess which may be otherwise payable by Tenant as provided in this Subsection 4.2.1 shall be pro-rated on a daily basis based on a 360 day Tax Year.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property.  If, at any time, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or capital levy taxes assessed on Landlord.  Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals.  Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2Operating Costs.  If, during the term hereof, Operating Costs (as hereinafter defined) paid or incurred by Landlord in any twelve‑month period established by Landlord (an “Operating Year”) shall exceed Base Operating Costs, Tenant shall reimburse Landlord for the Tenant’s Percentage of any such excess (such amount being hereinafter referred to as the “Operating Cost Excess”).  Except as otherwise provided in the immediately following paragraph Tenant shall pay the Operating Cost Excess to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement thereof.  Any year-end statement by Landlord relating to Operating Costs (other than an invoice for a monthly estimate) shall be final and binding upon Tenant unless it shall within sixty (60) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each item contested and the reasons therefor.

At the election of Landlord, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Operating Cost Excess, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to the Operating Cost Excess for such Operating Year, as estimated by Landlord from time to time during such Operating Year.  If, at the expiration of each Operating Year in respect of which monthly installments of Operating Cost Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the Operating Cost Excess for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on

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account of Additional Rent until the overpayment is fully credited (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than the Operating Cost Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of an invoice from Landlord.  In no event shall Tenant be entitled to receive any reimbursement or credit if Operating Costs for any Operating Year are less than Base Operating Costs.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Operating Cost Excess which may be payable by Tenant as provided in this Subsection 4.2.2 shall be pro-rated on a daily basis based on a 360 day Operating Year.

“Operating Costs” shall mean all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, repair and upkeep of the Property, including, without limitation:

(a)all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel engaged in operation, administration, cleaning, maintenance, repair, upkeep and security of the Property including, without limitation, supervisors, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers;

(b)all utilities and other costs related to provision of heat (including oil, steam and/or gas), electricity, air conditioning, and water (including sewer charges) and other utilities to the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building);

(c)all costs, including supplies, material and equipment costs, for cleaning and janitorial services to the Property, the Building and, if applicable, adjacent walks and ways (including, without limitation, trash removal and interior and exterior window cleaning), and interior and exterior landscaping and pest control;

(d)the cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties;

(e)all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained from time to time by Landlord relating to the Property and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property;

(f)all costs of maintaining, repairing, decorating, operating, administering, inspecting and protecting the Property (including, without limitation, lighting, installation, maintenance, repair and alteration of signs, snow removal on the Property and adjacent walks

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and ways, paving, patching and restriping of parking areas and operation, maintenance, replacement and repair of heating, ventilating and air conditioning equipment, fire protection and security systems, roofs, parking areas and any other common Building equipment, systems or facilities), and all costs of structural and other repairs and replacements (other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition;

(g)costs of compliance with any laws, rules, regulations, ordinances, agreements or standards applicable to the Building or the Property, which conformance is not the responsibility of any tenant of the Building, and which Landlord elects or is required to perform, and costs of removal or remediation of or testing and monitoring for any Hazardous Materials in the Building or Property, which is not the responsibility of any tenant of the Building, and which Landlord elects to perform;

(h)a management fee of up to three (3%) percent of gross rents payable by tenants of the Property; and

(i)actual, out-of-pocket attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or in the preparation of leases) and auditing and other professional fees and expenses.

Notwithstanding the foregoing, for purposes of this Lease, Operating Costs shall not include the following:

(i)Taxes;

(ii)Costs, including marketing costs, legal fees, space planner’s fees, and brokerage fees incurred in connection with the original construction and development of the Property or the original or future leasing of the Property, and costs, including permit, license and inspection costs and allowances and other costs incurred with respect to the installation of tenant improvements made for new tenants in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants (or prospective tenants or occupants) of the Property;

(iii)the cost of capital expenditures (including reserves for capital expenditures not yet incurred) except as expressly provided herein;

(iv)depreciation, amortization, interest and principal payments on mortgages, and other debt costs except for the interest factor included in the annual charge off of those capital expenditures that are included in Operating Costs as hereinafter provided;

(v) costs for which Landlord is separately reimbursed by any tenant or occupant of the Property (other than pursuant to an operating cost clause) or by insurance by its carrier or any tenant’s carrier (or if Landlord fails to carry insurance required to be carried by Landlord under this Lease, costs which would have been covered by insurance had Landlord obtained the coverage required to be carried under this Lease) or by anyone else, and utility costs paid for by any tenant directly;

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(vi)any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(vii)any attorney’s fees, settlement fees, and other expenses incurred in connection with disputes with tenants or other occupants of the building

(viii)any amounts paid as ground rental for the Property by Landlord:

(ix)all items and services for which Tenant or any other tenant in the Property separately reimburses Landlord or which Landlord provides selectively to one or more tenants (but not to Tenant) without reimbursement;

(x)the costs of removing or remediating Hazardous Materials that were placed or released in, on or under the Property by Landlord, another tenant, or Landlord’s or another tenant’s agents, contractors or employees;

(xi)costs arising from Landlord’s charitable or political contributions;

(xii)the amount of any payments by Landlord to its affiliates for goods or services for the Property in excess of a competitive rate charged at properties comparable to the Building, except as otherwise provided in this Lease; and

(xiii)costs incurred in connection with the financing, refinancing, mortgaging, selling or change of ownership of the Property including, without limitation, brokerage commissions, fees of consultants, attorneys, and accountants, closing costs, title insurance premiums, transfer taxes, recording fees and interest charges.

(xiv)all costs associated with the operation of the business of the entity which constitutes Landlord (e.g., placement fees for employees, corporate accounting and employee training costs) as distinguished from costs incurred in the operation of the Property;

(xv)costs and liabilities (including, without limitation, costs and liabilities for indemnity) arising from Landlord’s, or its agents’ or contractors’, negligence or intentional misconduct, or breach, violation, or nonperformance of any term, covenant or provision of this Lease, any other lease in the Building, or any law, ordinance or governmental requirement; and

(xvi)costs incurred by Landlord to correct any condition of the Building or Property that is in violation of any Laws as of the Commencement Date.

If, during the term of this Lease, Landlord shall make any capital expenditure, the total cost thereof shall not be included in Operating Costs for the Operating Year in which it was made, but Landlord may include in Operating Costs for such Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge‑off of such capital expenditure, provided such expenditure is (i) made to comply with any law, rule, regulation, order or ordinance, or any amendment thereto or interpretation thereof, first enacted after the date the Building was constructed, or (ii) made to protect the health, safety of the occupants of the Property, or (iii) made to replace worn out or obsolete items or to keep the Property in first-class condition, or (iv) designed to reduce Operating Costs, and then such amounts may be included only to the extent of actual Operating Expense savings. Annual charge‑offs shall be determined by dividing the original capital expenditure plus interest at the

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Prime Rate plus two hundred basis points, by the number of years of useful life of the improvement, repair, alteration or replacement made with the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with then prevailing customs and practices of the real estate industry, consistently applied. Notwithstanding the foregoing, any capital expenditures required as a result of (i) Tenant’s Work except for expenditures required by the Americans with Disabilities Act, or (ii) any installations, alterations or additions to the Premises made by Tenant after the Commencement Date, or (iii) any particular use of the Premises by Tenant shall be borne by Tenant alone and shall be paid by Tenant to Landlord as Additional Rent (unless included within Landlord’s Contribution) in the Operating Year in which such expenditures are incurred.

Notwithstanding any provision of this Subsection 4.2.2 to the contrary, for purposes of computing Tenant’s Operating Cost Excess under this Lease, in no event shall the amount of Controllable Operating Costs, as hereinafter defined, included in Operating Costs for any Operating Year exceed the Controllable Cost Cap, as hereinafter defined, for such Operating Year. If, pursuant to the provisions of this paragraph, any portion of Controllable Operating Costs is excluded from Operating Costs in an Operating Year, such amount shall accrue and shall be included in Operating Costs (as Controllable Operating Costs) with respect to the next following Operating Year, subject to the Controllable Cost Cap for such Operating Year. Such accrual shall continue until such amount has been fully included in Operating Costs for an Operating Year and Tenant has paid Tenant’s Operating Cost Excess on account thereof notwithstanding the effect of the Controllable Cost Cap; however Tenant shall have no obligation to pay any Controllable Operating Costs which remain accrued and have not been included in Operating Costs as of the end of the Operating Year during which the term of this Lease expires. For the purposes of this paragraph the following definitions shall apply:

(a)“Controllable Operating Costs” shall mean all Operating Costs, except for the following, which shall not be subject to the limitations on increases described above: (i) the utility costs described in subparagraph (b) of the preceding definition of Operating Costs; (ii) the insurance costs described in subparagraph (e) of the preceding definition of Operating Costs; (iii) the costs described in subparagraph (a) of the preceding definition of Operating Costs which are governed or established by collective bargaining agreements or federal or state minimum wage laws; (iv) the management fees described in subparagraph (h) of the preceding definition of Operating Costs, and (v) the costs of snow and ice treatment and removal.

(b)“Controllable Cost Cap” shall mean (i) for the 2020 Operating Year, one hundred percent (100%) of the Controllable Operating Costs (i.e. the amount thereof shall not be limited for such year), and (ii) for each succeeding Operating Year, one hundred five percent (105%) of the amount of the Controllable Cost Cap for the immediately preceding Operating Year.

In addition, if during any portion of any Operating Year for which Operating Costs are being computed (including any period used to compute Base Operating Costs), less than ninety-five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety-five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, Landlord may, at its option, reasonably project, on an item-by-item basis, the Operating Costs that would have been incurred if ninety-five percent (95%) of the Building were occupied for such Operating Year and such services and

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utilities were being supplied to ninety-five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year.

Provided Tenant shall have paid all amounts invoiced by Landlord on account of Operating Costs for the applicable Operating Year, Landlord shall permit Tenant, at Tenant’s sole cost and expense except as hereinafter provided, to review any of Landlord’s invoices and statements (“Records”) relating to Operating Costs for such Operating Year at the place where such Records are customarily maintained by Landlord, provided such review is requested by Tenant by notice given to Landlord not later than one hundred and twenty (120) days after Tenant’s receipt of Landlord’s final statement of Operating Costs for the applicable Operating Year (the “Final Statement”) and thereafter undertaken by Tenant or its accountants (provided such accountants are compensated at usual hourly rate and not on a contingency fee basis) with due diligence. Landlord shall make such Records available to Tenant within a reasonable time after receipt of Tenant’s request.  If any of Landlord’s Records (or copies thereof) are not customarily maintained at Landlord’s office in the Clarksburg area, then, at Landlord’s expense, Landlord shall have copies of such Records made and sent to Landlord’s Clarksburg area office so that Tenant may conduct its examination at such office. Landlord may provide the Records to Tenant electronically. If Tenant objects to Landlord’s determination of Operating Costs for any Operating Year, Tenant shall give Landlord notice (a “Dispute Notice”) that Tenant disputes the correctness of such determination, specifying each item contested and the reasons therefor, not later than the later of (a) one hundred and twenty (120) days after delivery of the Final Statement for such Operating Year, or (b) forty-five (45) days after Landlord makes available the Records relating to Operating Costs for such Operating Year if Tenant submitted a timely request to review such documentation. If Tenant fails to give the Dispute Notice within the time period specified in the preceding sentence, then Tenant shall be deemed to have waived any and all objections to such Final Statement. If such dispute has not been settled by agreement within two (2) months after the giving of the Dispute Notice, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

If it should be agreed or decided that Operating Costs were overstated by five percent (5%) or more, then Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant in reviewing the Records, Tenant’s reasonable arbitration costs, not to exceed $2,500.00, plus any excess amount paid by Tenant on account of overstated Operating Costs with interest at the Default Rate. If it should be agreed or decided that Operating Costs were not overstated at all, then Tenant shall, as Additional Rent, promptly reimburse Landlord for its costs incurred in the arbitration, and if it should be agreed or decided that Operating Costs shall have been understated or Tenant shall not have paid Tenant’s Operating Cost Excess in full, Tenant shall, as Additional Rent, promptly pay any deficiency. In the event of an overstatement which is less than five percent (5%), Landlord shall reimburse Tenant for the excess amount paid by Tenant on account of overstated Operating Costs without interest and each party shall be responsible for its own costs incurred in connection with such dispute. Tenant shall keep confidential all agreements involving the rights provided in this section and the results of any audits or arbitration conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys and accountants to the extent necessary to perform their respective service for Tenant.

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4.3Personal Property and Sales Taxes.  Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of services or inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.4Insurance.

4.4.1Insurance Policies.  Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance:

4.4.1.1Commercial general liability insurance (on an occurrence basis, including without limitation, contractual liability no less broad than that which is provided by the ISO Commercial General Liability coverage form CG 00 01 04-13, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s Agent (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, during the Original Term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time thereafter, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Property is located for premises similar to the Premises which are used for similar purposes and which are located in properties comparable to the Building;

4.4.1.2Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises;

4.4.1.3Property insurance on a “replacement cost” basis covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and anyone acting under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense;

4.4.1.4Business income and extra expense insurance covering not less than six (6) months loss of income; and

4.4.1.5Such other insurance, in such amounts, as Landlord shall determine are customarily carried in the area in which the Property is located for premises similar to the Premises which are used for similar purposes and which are located in properties comparable to the Building.

4.4.2Requirements.  All policies of insurance maintained by Tenant shall contain deductibles and self-insured retentions not in excess of that reasonably approved by Landlord (Landlord hereby approving a deductible and self-insured retention of $50,000), shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from insurers qualified to do business and in good standing in the State of Maryland having a rating by A.M. Best Company of at least A-VIII or otherwise be acceptable to Landlord.  A certificate of the insurer evidencing the insurance required to be maintained by Tenant hereunder shall be delivered to Landlord prior to the Commencement Date. Not later than ten (10) days prior to the expiration date set forth in any certificate evidencing the insurance required hereunder, Tenant

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shall deliver to Landlord evidence reasonably satisfactory to Landlord, which may be in the form of a letter from Tenant’s insurance broker, that Tenant has taken all steps necessary to renew or replace such insurance as of the expiration thereof so that there is no lapse in coverage, and certificates of the insurer of policy renewal or replacement shall be delivered to Landlord during the term of this Lease not later than fifteen (15) days after the expiration date set forth in any previously issued certificate evidencing such  insurance.  Each such policy shall be non cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property without prior written notice as provided in the policy, and if the policy shall not require the insurance company to give notice directly to Landlord and/or such mortgagee, Tenant shall give such notice immediately upon having notice of any such cancellation or change.  Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

4.4.3Waiver of Subrogation.  Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party.  The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant.  If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder.  In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder.

4.5Utilities.  Tenant shall during the term pay all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due.  Except as otherwise provided in this Section 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises.

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4.6Late Payment of Rent.  If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4).  In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or ten percent (10%) of the delinquent amount.  Notwithstanding the foregoing, as to the first such late payment in any calendar year, Tenant shall not be required to pay such late charge unless Tenant fails to pay the amount due within five (5) days after Landlord gives Tenant notice of such late payment (once Landlord shall have given Tenant such a notice, no such notice shall be required as a condition to Tenant’s obligation to pay the late charge with respect to any subsequent late payments in the same calendar year). The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full fourteen (14) days after demand by Landlord.

4.7Security Deposit.  Tenant shall not be required to post a security deposit.

ARTICLE 5

Landlord’s Covenants

5.1Affirmative Covenants.  Landlord shall, during the term of this Lease provide the following:

5.1.1Heat and Air-Conditioning.  Landlord shall provide and maintain heat, ventilation and air‑conditioning (“HVAC”) equipment sufficient to maintain the Premises at comfortable temperatures for general office use, subject to all federal, state and municipal regulations, during Normal Building Operating Hours (as defined in the Rules and Regulations) and subject to compliance by Tenant with the following and the provisions of Subsection 6.2.4.  If Tenant shall require HVAC at times other than Normal Building Operating Hours, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect to reimburse Landlord for the actual cost of providing HVAC outside of Normal Building Operating Hours.  If the temperature otherwise maintained in any portion of the Premises by the HVAC system is affected as a result of (i) the type or quantity of any lights, machines or equipment used by Tenant in the Premises, (ii) the occupancy of any portion of the Premises by more than one person per two hundred (200) square feet of rentable area, (iii) an electrical load for lighting or power in excess of the limits specified in Subsection 6.2.4, or (iv) any partitioning or other improvements installed by Tenant, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment Landlord deems necessary to restore the temperature balance.  Tenant agrees to keep closed, when necessary, blinds or other window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system.  Landlord shall have no responsibility for providing any service from Supplemental HVAC Equipment or any Separate HVAC Equipment, as defined in Subsection 6.1.3.

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5.1.2Cleaning; Water.  Landlord shall provide cleaning, pest control, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the greater Clarksburg area; and furnish hot and cold running water for ordinary drinking, kitchen, lavatory and toilet facilities for use in connection with the Permitted Uses (as opposed to special laboratory or other uses in excess of the Permitted Uses) and shall cause the Premises to be cleaned in accordance with the standards set forth in Exhibit E attached hereto. Tenant shall pay to Landlord upon invoice the actual costs incurred by Landlord for (x) extra cleaning work in the Premises required because of carelessness, indifference, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in connection with the Permitted Use including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times.  Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages or other special purposes if same require greater or more difficult cleaning work than office areas, and Tenant agrees, at Tenant’s expense, to retain Landlord’s cleaning contractor to perform such extra cleaning, provided that the charges of such cleaning contractor shall be commercially reasonable. Notwithstanding the foregoing, Tenant shall be entitled to engage contractors, with the advance written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, to perform such cleaning tasks as Tenant determines including, without limitation, cleaning electrostatic discharge flooring and materials.

Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required hereunder.

Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant agrees that Landlord shall have no obligation to handle or dispose of any (a) radioactive, volatile, highly flammable, explosive or toxic materials, (b) any Hazardous Materials as defined in Subsection 6.2.8, (c) construction debris, or (d) any other waste which, because of its nature, requires special handling or disposal; any item identified in clauses “(a)” through “(d)”, above, hereinafter referred to as “Excepted Waste”.  Tenant agrees that the handling and disposal of Excepted Waste, and the cleaning of any portion of the Premises contaminated by Excepted Waste, shall be the sole responsibility of Tenant and Tenant shall contract directly for the handling and disposal of Excepted Waste and the cleaning of any portion of the Premises contaminated by Excepted Waste, at Tenant’s sole cost and expense. Tenant is prohibited from placing, disposing or discarding Excepted Waste with the ordinary trash of the Building. Title to and liability for any Excepted Waste shall, at all times, remain with Tenant, and Tenant agrees to indemnify and hold Landlord and Landlord’s mortgagee(s) harmless from any and all liability relating to or arising from the handling or disposal of Excepted Waste.

If Tenant uses water for any purpose other than ordinary drinking, lavatory and toilet purposes, Landlord may assess a reasonable charge for the additional water so used or install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay

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for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent.

5.1.3Lighting and Electricity.  Landlord shall purchase and install all building standard lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises; provide lighting to public and common areas of the Property; and arrange for the supply of electrical power to the Premises to accommodate a load not exceeding the limitations contained in Subsection 6.2.4.

5.1.4Repairs.  Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.2Interruption.  Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and such failure or inability on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor, except to the extent set forth in Section 10.13 below, release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed.  Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least five (5) Business Days’ notice if service is to be interrupted, except in cases of emergency.

5.3Outside Services.  In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord, not to be unreasonably withheld, conditioned or delayed, for the installation and/or utilization of such

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services or vendors.  Such services shall include, but shall not be limited to, utility providers, security services, moving services, equipment installers and the like.  Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

5.4Access to Building.  Subject to the provisions of Section 5.2, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.  Tenant acknowledges that Tenant is responsible for providing security to the Premises following Tenant’s entry onto the Premises for any reason and for its own personnel whenever located therein.  Subject to the foregoing, Landlord shall, at all times, retain the right to control and prevent such access by all persons whose presence, in the sole discretion of Landlord, may jeopardize the safety, protection, character, reputation and interests of the Building and its tenants or occupants.  Landlord shall in no case be liable for damages resulting from any error with regard to the admission or exclusion of any person from the Building.

With Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install an electronic access control system for the Premises. Tenant shall provide Landlord with the proper access codes or keys necessary for Landlord to obtain access to the Premises. Such access control system may be installed as part or Tenant’s Work (and may be funded by Landlord’s Contribution as provided in Section  3.2(d)), or if not included in Tenant’s Work, installed at any time during the term in accordance with Subsection 6.2.5 and at Tenant’s sole cost and expense.

5.5Parking.  During the term hereof, Landlord shall make available to Tenant, its employees and invitees, at no additional charge, sixty-five (65) unreserved parking spaces in the surface parking lot appurtenant to the Building (the “Parking Facility”), all of which shall be available on a first-come, first-served basis. Tenant, its employees and invitees shall use the Parking Facility for the parking of passenger vehicles and commercial cargo vans only and shall not allow any of its vehicles, or any vehicles on the Parking Facility through Tenant, to be left in the Parking Facility overnight, except for (i) vehicles belonging to employees or invitees of Tenant who are either present at the Premises or whose vehicles shall remain in the Parking Facility for periods of not more than five (5) consecutive days while such persons are traveling for Tenant and (ii) not more than three (3) vehicles owned or leased by Tenant and used in connection with the conduct of Tenant’s business operations in the Premises.  Landlord reserves the right to (a) implement and modify systems to regulate access to and use of the Parking Facility, (b) designate and redesignate reserved and unreserved parking areas within the Parking Facility (for some or all tenants), provided that Tenant continues to have access to the parking spaces provided for in this Section 5.5, (c) change entrances or exits and alter traffic flow within the Parking Facility, and (d) modify the Parking Facility to any extent, provided that such modifications or changes do not have a materially and commercially adverse impact on Tenant’s ability to access the Parking Facility or the Building. Landlord further reserves the right to close the Parking Facility or portions thereof temporarily to the extent necessary for maintenance and repairs. Tenant acknowledges that Landlord is not required to provide any security or security services for any of the Parking Facility. Tenant shall, and shall use reasonable efforts to cause its employees to, comply with all reasonable rules and regulations pertaining to the Parking Facility, as the same may be established amended, revised or supplemented by Landlord.

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5.6Landlord’s Insurance.  At all times during the term, Landlord, as part of the Operating Costs, shall keep in full force and effect (i) standard form so-called extended coverage property insurance on the Building, in an amount not less than the full replacement value thereof (subject to the deductibles and excluding footings and foundations and any leasehold improvements performed by tenants), and (ii) any combination of commercial general liability insurance policy (or an equivalent), excess liability policy and/or umbrella liability policy in the amount of Five Million Dollars ($5,000,000) combined single limit for injury to, or death of, one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence.

5.7Indemnification.  Subject to Section 10.4 and Section 10.5, and to the extent not subject to the provisions of Subsection 4.4.3, Landlord shall defend, indemnify and hold harmless Tenant and its directors, officers, agents and employees (i) against and from any and all demands, claims, causes of action, damages, liabilities, fines, penalties, judgments and expenses (including, without limitation, reasonable attorneys’ fees) asserted by or on behalf of any third party on account of bodily injury or damage to the property of such third party (excluding damage to the property of any subtenant or assignee of Tenant) arising out of the negligence or other wrongful conduct of Landlord or its agents, contractors or employees during the term of this Lease or the Early Access Period and (ii) against and from any liability for fines or penalties arising out of Landlord’s breach of this Lease or violation of applicable law.  In case of any action or proceeding brought against Tenant or another indemnified party by reason of any such claim, Landlord, upon notice from Tenant or such other indemnified party, shall resist or defend, at Landlord’s expense, such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant.

5.8Legal Compliance.  Landlord shall keep the structure and the common areas and systems of the Property in material compliance with all laws, building codes and regulations applicable thereto (including the Americans With Disabilities Act) after giving effect to any so-called grandfathering provisions (provided Tenant shall have complied with its obligations under Subsections 6.1.3 and 6.1.4).

5.9Landlord’s Hazardous Waste Representation.  Landlord represents that to the best of Landlord’s actual knowledge, Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under, about the Premises (or off-site of the Premises that might affect the Premises) or transferred to or from the Premises, any Hazardous Materials (as defined in Subsection 6.2.8) or allowed any other person or entity to do so, except in material compliance with Environmental Laws (as defined in Subsection 6.2.8).

ARTICLE 6

Tenant’s Additional Covenants

6.1Affirmative Covenants.

6.1.1Perform Obligations.  Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

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6.1.2Use.  Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time, procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense.

6.1.3Repair and Maintenance.

(a)Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property and any HVAC Equipment serving all or any portion of the Premises to the exclusion of any other space in the Building (“Separate HVAC Equipment”)) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by unavoidable fire or other casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.

(b)Supplemental HVAC Equipment.  Tenant, at its sole cost and expense and subject to the compliance with all applicable codes, laws and regulations and the provisions of this Subsection 6.1.3(b), may install in the Premises and operate during the term, subject to all applicable provisions of this Lease, additional HVAC equipment (“Supplemental HVAC Equipment”) to provide additional or supplemental heating, cooling and/or ventilation to all of the Premises or any portions thereof or equipment of Tenant therein. The design and installation of such Supplemental HVAC Equipment shall be performed in accordance with Subsection 6.2.5 and Exhibit C and all other applicable provisions of this Lease. All such Supplemental HVAC Equipment shall be separately metered for utilities and Tenant shall pay such utility charges directly to the public utility. If separate metering is not possible, then Tenant shall pay as Additional Rent the cost of utilities consumed by Tenant’s Supplemental HVAC Equipment as determined by Landlord by submetering or similar device and the cost of installing, operating, maintaining and repairing any meter or other device used to measure such utility consumption and any cost incurred by Landlord in keeping account of or determining the utility consumption of Tenant’s Supplemental HVAC Equipment. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to operate, maintain, repair or replace any Supplemental HVAC Equipment and Tenant shall operate, maintain, repair and replace, as necessary, all Supplemental HVAC Equipment at Tenant’s sole cost and expense so that all such Supplemental HVAC Equipment is kept in good operating condition. In furtherance of the foregoing, Tenant, throughout the term, shall secure, pay for, keep in full force and effect and enforce, contracts with licensed and reputable service companies providing for regular preventive maintenance and repair, in a manner consistent with office space in buildings in the greater Clarksburg area that are comparable to the Building, of the Supplemental HVAC Equipment, and Tenant shall furnish Landlord with copies of such contracts upon request.

6.1.4Compliance with Law.  Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances

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or laws applicable to the Premises or other portions of the Property being used by Tenant and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant.

6.1.5Indemnification.  Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall defend, indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) asserted by or on behalf of any third party arising out of:  (i) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; (v) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant’s interest under this Lease, or Landlord’s denial of consent thereto or exercise of any of Landlord’s other rights under Subsection 6.2.1; and (vi) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant.  If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, with counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing in no event shall this Subsection 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any demand, cause of action, fine, penalty, judgment, loss, cost, damage, liability, claim, or expense to the extent arising out of the negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6Landlord’s Right to Enter.  Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform. In addition, Landlord may, at any time during the last eighteen (18) months of the term (or at any time during a Default of Tenant), show the Premises to prospective tenants. Except in instances posing an imminent threat to life or property, and except for any entry pursuant to the performance of Landlord’s routine obligations under Article 5, Landlord shall give Tenant reasonable notice prior to making any entry onto the Premises, provided, however, notwithstanding Section 10.1 to the contrary, such notice may be made orally or by email.

6.1.7Personal Property at Tenant’s Risk.  Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, and if the whole or any part thereof shall be lost, destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of

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water pipes, steam pipes, or other pipes, by theft or from any other cause, Landlord shall have no liability therefor including, without limitation, pursuant to Section 5.7.

6.1.8Payment of Landlord’s Cost of Enforcement.  Tenant shall pay on demand Landlord’s reasonable, actual, out-of-pocket expenses, including attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any Default of Tenant.

6.1.9Yield Up.  Tenant shall, at the expiration or earlier termination of the term of this Lease, or upon any earlier reentry or retaking of possession of the Premises by Landlord and/or termination of Tenant’s right of possession and/or occupancy of the Premises, as applicable, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located, unless Landlord requests that Tenant cap or seal its wiring and cabling at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition), alterations, signs, and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request wherever located and all of Tenant’s signs; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations, signs and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this subsection 6.1.9.  Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure or delay in surrendering the Premises as above provided.

6.1.10Rules and Regulations.  Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”), provided that such amendments, revisions or supplements shall not materially change the obligations of Landlord or Tenant as set forth in this Lease as of the Date of this Lease. Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant.  The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations.  Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord’s agents or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant’s agents or employees.

6.1.11Estoppel Certificate.  Tenant shall, within ten (10) Business Days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this

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Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease as Landlord may reasonably request.  Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

6.1.12Landlord’s Expenses For Consents.  Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable, actual legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. If Tenant shall so requests at the time it requests Landlord approval or consent, Landlord shall give Tenant a good faith estimate of any such costs and Landlord shall have no obligation to consider Tenant’s request for consent or approval, until Tenant shall have agreed in writing to pay such costs (regardless of whether they do or do not exceed such estimate).

6.1.13Financial Information.  Tenant shall, from and after the Date of this Lease and thereafter throughout the term of this Lease, provide Landlord with such information as to Tenant’s financial condition and/or organizational structure as Landlord or the holder of any mortgage of the Property reasonably requires, within fifteen (15) days of request.  Landlord acknowledges that any information provided by Tenants constitutes confidential information of Tenant (“Tenant Confidential Information”).  Landlord shall use reasonable efforts to keep the Tenant Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Landlord to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Landlord’s Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities, or as may be required by law.  Landlord furthermore agrees to inform Landlords Representatives of the confidential nature of Tenant Confidential Information and to use all reasonable efforts to cause each Representative to treat Tenant Confidential Information confidentially and in accordance with the terms of this paragraph. Tenant shall be deemed to have fully complied with its obligations under this Subsection 6.1.13, without the need to provide any financial or other information to Landlord, and without such information being deemed Tenant Confidential Information, so long as Tenant has securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and is current in the filings required to be made by Tenant with the Securities and Exchange Commission (the “SEC”).

6.2Negative Covenants.

6.2.1Assignment and Subletting.  Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided.  Unless Tenant’s stock shall be traded on a domestic national securities exchange, any

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transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets or all or substantially all of Tenant’s assets used in conducting the business conducted in the Premises are transferred to any other entity shall be deemed to be an assignment of this Lease.

Notwithstanding the foregoing, regardless of whether Tenant’s stock shall be traded on a domestic national securities exchange, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets or all or substantially all of Tenant’s assets used in conducting the business conducted in the Premises in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Subsection 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Subsection 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under this Lease and be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment.  Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate.  Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate

In the event that Tenant shall intend to enter into any sublease or assignment (other than a Permitted Sublease or a Permitted Assignment), Tenant shall, not later than forty-five (45) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such information as Landlord may reasonably request regarding the financial condition and identity of the proposed subtenant or assignee.  Landlord may elect (a) to terminate the term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) more than fifty percent (50%) of the Premises for a term (including extension options) of more than half of the remaining term hereof or (b) to exclude from the Premises, for the term of such proposed sublease, the portion thereof to be sublet (the

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“Proposed Sublet Space”) by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such intent from Tenant.  If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord’s notice, the term of this Lease shall terminate or the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant’s Percentage shall be correspondingly reduced; however, in such case of Proposed Sublet Space requires the installation of a new demising wall, the effective date shall be the latest of (A) or (B) or the date that Landlord shall install any demising wall necessary to separate the Proposed Sublet Space from the balance of the Premises.  If Landlord shall not give such notice, but Tenant shall not enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within one hundred twenty (120) days of the initially proposed sublease or assignment commencement date and shall still desire to enter into any sublease or assignment, the first sentence of this paragraph shall again become applicable.

If Landlord shall not elect to terminate the term of this Lease or to exclude Proposed Sublet Space from the Premises, then Landlord shall not unreasonably condition or withhold its consent to any sublease, provided that, in addition to any other grounds for withholding of consent, Landlord may withhold its consent if in Landlord’s good faith judgment:  (i) the proposed assignee or subtenant does not have a financial condition reasonably acceptable to Landlord; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by the majority of other tenants in the Park; (iii) the proposed assignee or subtenant is a business competitor of Landlord or is an affiliate of a business competitor of Landlord; (iv) the identity of the proposed assignee or subtenant is, or the intended use of any part of the Premises, would be, in Landlord’s determination, inconsistent with the types of other tenants or uses in the Park or Landlord’s commitments to other tenants in the Building or any covenants, conditions or restrictions binding on Landlord or applicable to the Property; (v) at the time of the proposed assignment or subleasing Landlord is able to meet the space requirements of Tenant’s proposed assignee or subtenant by leasing available space in the Building to such person or entity and the proposed assignee or subtenant is an entity, or is affiliated with any entity, which shall have entered into negotiation with Landlord for space in the Building within the preceding twelve (12) months; or (vi) any such sublease shall result in the Premises being occupied by more than two (2) parties (including Tenant) at any one time.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises

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which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  To enable Landlord to confirm that any sublease which Tenant shall desire to enter into shall comply with the provisions of this Section 6.2.1 and/or otherwise be acceptable to Landlord, Tenant shall submit the final form of sublease to Landlord not less than ten (10) Business Days prior to its execution.  The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1.

Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or (ii) under which fifteen percent (15%) or more of the total rent or other compensation received by Tenant is attributable to personal property and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises.

No subletting or assignment shall in any way impair the continuing primary liability of the Tenant named in Section 1.1, and any immediate or remote successor in interest, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.  The joint and several liability of Tenant named herein and any immediate and remote successor in interest (by assignment or otherwise) for the payment of Annual Fixed Rent and Additional Rent, and the timely performance of all non-monetary obligations on Tenant’s

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part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.  No assignment, subletting or occupancy shall affect the Permitted Uses.  Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Section 6.2.1 shall be voidable at Landlord’s option.  Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease) received by Tenant (other than in connection with a Permitted Assignment or Permitted Sublease) shall exceed the Annual Fixed Rent plus Additional Rent called for hereunder over the term of the assignment or sublease (or in the case of a sublease of a portion of the Premises, shall exceed the Annual Fixed Rent plus Additional Rent attributable to the space so sublet), Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly in the months such excess amounts are received by Tenant, provided that in computing the amount of any such excess  the amortized portion of the following “Transfer Expenses” paid by Tenant in connection with such assignment or sublease may first be deducted from the monthly amount of any such excess: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consummate a sublease, (ii) out-of-pocket brokerage commissions or fees, and (iii) out-of-pocket attorneys fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by Tenant by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee. Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2Nuisance.  Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with the Permitted Uses, and in all events in compliance with Environmental Laws, as defined in Subsection 6.2.8); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance (Landlord acknowledging that the Permitted Use, in and of itself, will not invalidate or increase the premiums for any of Landlord’s insurance) or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3Floor Load; Heavy Equipment.  Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law.  Landlord reserves the right to prescribe the weight

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and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent which consent may include a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Property, as additional insureds, with such coverage and in such amount as Landlord reasonably requires.  If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger’s license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant hereby agrees to exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Tenant shall schedule such moving at such times as Landlord shall reasonably designate.

6.2.4Electricity.  Tenant shall not connect to the electrical distribution system serving the Premises (i) a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations or (ii) any apparatus or device in the Premises (1) using current in excess of 110 volts, or (2) which would cause Tenant’s electrical demand load to exceed 1.0 watts per square foot of Premises Rentable Area for overhead lighting or 2.0 watts per square foot of Premises Rentable Area for convenience outlets.  The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) Tenant’s Percentage of the capacity of the system serving the entire Building.

Notwithstanding the foregoing, Tenant shall be permitted, at Tenant’s expense and subject to the requirements of this Lease including, without limitation, Subsection 6.2.5 below, to install and use special electrical service in the Premises as follows:

For Test Chamber (qty. 1)

208/230V

1 PH, 60Hz

22 A Max Load

For Humidifiers (qty. 2-3)

440-480V

3 PH, 60Hz

15 A Max Load

6.2.5Installation, Alterations or Additions.  Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work”) in, to or on the Premises nor permit the making of any holes in the walls or partitions (except for small holes required to hang signs, marker boards, shelving and customary office art), ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance.  Notwithstanding the foregoing, Tenant need not obtain Landlord’s consent to perform Cosmetic Alterations, defined below, within the Premises so long as Tenant shall give

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Landlord at least five (5) Business Days’ prior notice thereof (which shall reasonably describe the work), the same are not visible from the exterior or common areas of the Building (other than through windows) and any such work shall be scheduled at a time reasonably acceptable to Landlord. “Cosmetic Alterations” shall mean changes to the finishes within the Premises (e.g. changes to the floor and wall coverings and paint) that do not affect the structure or systems of the Premises or Building, do not involve work above ceilings or within walls and do not require a building permit.  All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with the provisions of Exhibit C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) be free of liens and encumbrances and  become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times.  Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work.  Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by Exhibit D, all with coverage limits as stated therein. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.  Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.  In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

6.2.6Intentionally Omitted.

6.2.7Signs.  Except as otherwise provided in this Lease, Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises.  Landlord shall install a sign or lettering on or adjacent to the entry doors to the Premises conforming to building standards adopted by Landlord and shall maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building. Tenant’s initial entry-door sign and lobby directory listing shall be

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at no cost to Tenant. Any changes thereto shall be made by Landlord at Tenant’s sole cost and expense.

So long as (i) this Lease is still in full force and effect and (ii) Tenant occupies more rentable area in the Building than any other tenant or occupant of the Building (the “Sign Conditions”), Tenant shall have the non exclusive right, subject to applicable legal requirements and the terms of this Lease, at Tenant’s sole cost and expense, to install and maintain a single building-mounted sign (hereinafter, “Tenant’s Sign”) on the exterior of the Building above the entrance to the Premises. The size, construction, location and design of Tenant’s Sign shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, provided that Landlord shall allocate to Tenant a percentage of the signage space on the Building approximately equal to Tenant’s Percentage. Without limiting the foregoing, Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building and Property, will cause undue damage to the Building, or which is otherwise inconsistent with building signage in the Park. The content of Tenant’s Sign shall be limited to Tenant’s name or trade name or business logo. Tenant, at its expense, shall obtain all permits and approvals required for the installation of Tenant’s Sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant’s Sign without Landlord’s consent, which may be withheld in Landlord’s sole discretion), and shall keep all such permits and approvals in full force and effect throughout the term. Tenant acknowledges that Tenant’s Sign shall be at Tenant’s risk and Tenant shall maintain Tenant’s Sign in good condition. Except as otherwise provided in this Subsection 6.2.5, the installation, repair, maintenance and removal of Tenant’s Sign shall be subject to the provisions of Subsection 6.2.5 of this Lease and Landlord’s other reasonable requirements. Landlord reserves the right, upon reasonable notice to Tenant, to require Tenant to remove Tenant’s Sign, temporarily, at Landlord’s sole cost and expense, if necessary in connection with any repairs, renovations, improvements or additions to the Building, provided that Landlord shall minimize, to the extent practical, the duration of any period during which Tenant’s Sign shall need to be removed.  Prior to the expiration or earlier termination of the term of this Lease, and if at any time any of the Sign Conditions shall no longer prevail, Tenant shall remove Tenant’s Sign (and all associated hardware) from the Building and shall restore the affected area to the condition existing prior to the installation of Tenant’s Sign, reasonable wear and tear excepted. Notwithstanding any other provision of this Lease, Tenant’s right to install and maintain Tenant’s Sign shall not be assignable to any subtenant or to any other party except to an assignee of this Lease pursuant to a Permitted Assignment.

6.2.8Oil and Hazardous Materials.  Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or to transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials. This paragraph shall not prohibit Tenant from using minimal quantities of products or substances which may constitute or contain Hazardous Materials, but which are customarily present in or about premises devoted to the Permitted Use, provided (i) that such use, including storage and

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disposal thereof, by Tenant is in strict compliance with all Environmental Laws and the manufacturer’s instructions and recommendations for the safe use, storage and disposal of such products, and (ii) Tenant follows the highest recognized standard of care with respect to the use, storage and disposal of such products.

Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered.  Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property.  In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  For purposes of this Section 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans,

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injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

ARTICLE 7

Casualty or Taking

7.1Termination.  In the event that the Premises, the Building or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord.  Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant not later than one hundred twenty (120) days after the date of the taking or casualty.

In the event that any material portion of the Premises is made unusable for the conduct of Tenant’s business due to a taking or condemnation by any public authority (other than temporarily for a period of less than one hundred eighty (180) days), then the term of this Lease may be terminated at the election of Tenant by the giving of notice by Tenant to Landlord within sixty (60) days after the date of the taking or condemnation. In the event any material part of the Premises shall be destroyed or damaged or shall be made inaccessible or untenantable by fire or other casualty (and Landlord has not elected to terminate the term of this Lease pursuant to the preceding paragraph), then within one hundred twenty (120) days after the occurrence of such casualty damage, Landlord shall give Tenant a notice (the “Restoration Notice”) advising Tenant whether or not Landlord intends to restore the Premises and access thereto to a condition substantially the same as existed immediately prior to such damage (subject to any modification required by then current laws, rules, regulations and ordinances and excluding any improvements to the Premises made by or on behalf of Tenant) and if Landlord intends to so restore, of the time required to substantially complete such work, as reasonably estimated by an architect or general contractor selected by Landlord. If the Restoration Notice indicates either that (a) Landlord shall not restore the Premises as provided above, or (b) the estimated time required for Landlord to substantially complete such restoration work shall exceed one hundred and eighty (180) days from the occurrence of such casualty damage or the number of days which as of the date of the casualty constitutes more than half of the then remainder of the term of this Lease, whichever period is shorter, Tenant may elect to terminate the term of this Lease by giving notice to Landlord not later than thirty (30) days after the date on which Landlord gives Tenant the Restoration Notice. Tenant may also elect to terminate the term of this Lease by notice to Landlord if Landlord shall not have caused the restoration work to have been substantially completed on or before the date thirty (30) days after the date identified therefor in the Restoration Notice, subject to extension for force majeure events not exceeding ninety (90) days, whereupon the term of this Lease shall terminate thirty (30) days following the date of such notice, unless Landlord substantially completes such restoration work with such thirty-day

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period, in which case such notice of termination shall be a nullity. Notwithstanding the foregoing, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due to the gross negligence or intentional misconduct of Tenant or any subtenant of Tenant or any agent or employee of Tenant or its subtenant(s).

7.2Restoration.  If neither party so elects to terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or intentional misconduct of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent and Additional Rent for Taxes and Operating Costs, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated commencing on the date of the casualty and continuing until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence.  “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3Award.  Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases; provided, however, that Tenant shall be entitled to retain any insurance proceeds which are recovered from Tenant’s insurer and are related to Tenant’s personal property and/or business interruption coverages; provided further that the foregoing shall not excuse Tenant from any obligation it may have under this Lease for the payment of Annual Fixed Rent or any Additional Rent.  Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 8

Defaults

8.1Default of Tenant.  (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Sections 4.4 or 6.1.11 of this Lease and if any such default shall continue for seven (7) Business Days after notice from Landlord designating such default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified, or if such default is of such a nature that it cannot be cured within thirty (30) days using best efforts, if Tenant does not commence the curing of such default within such thirty-day period and thereafter diligently and

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continuously prosecute such cure to completion within such additional time as may be necessary, but in no event to exceed forty-five (45) days from the date of Landlord’s notice to Tenant specifying the default; or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property which includes said leasehold interest, and shall not be discharged within ten (10) days after Tenant has notice thereof; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter (x) give notice to Tenant terminating this Lease and/or the term hereof, which notice shall specify the date of such termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate or (y) without terminating this Lease terminate Tenant's right of possession and/or occupancy and reenter and take possession of the Premises or any part thereof, without notice and expel Tenant and any party claiming under Tenant and remove any of their effects, without being liable on account thereof, whether in trespass or breach or covenant or otherwise, (and no such reentry or taking possession shall be construed as an election by Landlord to terminate this Lease unless Landlord shall affirm such election by notice expressly to such effect), but in either case Tenant shall remain liable as hereinafter provided.

8.2Remedies.  In the event of any termination of this Lease or the term hereof pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination.  Thereafter, whether or not the Premises shall have been re let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting.  Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

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In the event of any reentry or retaking of possession of the Premises and/or termination of Tenant's right of possession and/or occupancy of the Premises, as applicable, without termination of this Lease, pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such reentry or retaking of possession and/or termination.  Thereafter, whether or not the Premises shall have been re‑let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease notwithstanding any such reentry, retaking of possession or termination, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting.  Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges are payable hereunder.

At any time after any such termination, reentry or retaking of possession, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraphs with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord immediately and in full the greater of (i) the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease), shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent, or (ii) an amount equal to the lesser of (x) the Annual Fixed Rent, Additional Rent and other charges that would have been payable for the remainder of the term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease) or (y) the aggregate of the Annual Fixed Rent, Additional Rent and other charges accrued in the twelve (12) months ended next prior to such termination, reentry or retaking of possession of the Premises by Landlord or termination of Tenant's right of possession and/or occupancy (without reduction for any free rent or other concession or abatement) except that in the event the term of this Lease or Tenant’s right of possession and/or occupancy of the Premises is so terminated or Landlord shall reenter and/or retake possession of the Premises prior to the expiration of the first full year of the term of this Lease, the damages which Landlord may elect to recover pursuant to clause (ii) (y) of this paragraph shall be calculated as if any such termination, reentry or retaking of possession  had occurred on the first anniversary of the Commencement Date and there had been no so-called free rent or other rental concession or any rental abatement.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

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In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period the balance of the term of this Lease (or the balance of the term of this Lease if it shall not have been terminated) and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be required to relet the Premises or otherwise mitigate damages or be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

8.3Remedies Cumulative.  Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

Notwithstanding the foregoing, in no event shall Tenant ever be liable to Landlord, and Landlord hereby waives any claim against Tenant, for any punitive damages or for any loss of business or any other indirect, special or consequential damages (whether foreseeable or unforeseeable) suffered by Landlord from whatever cause, except for claims of third parties for which Tenant is to indemnify Landlord pursuant to Subsection 6.1.5, arising from violation of any Environmental Laws as provided in Subsection 6.2.8 or arising under Section 8.5.

8.4Landlord’s Right to Cure Defaults.  At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (provided Landlord shall not exercise such right until there is a Default of Tenant unless earlier action by Landlord is necessary to prevent injury or damage to persons or property, as determined by Landlord in good faith), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of six hundred basis points above the Prime Rate or the maximum rate allowed by law.  “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its “prime” or “base” rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having an office in the City of Boston and announcing such a rate.  If at any time neither Bank of America nor the largest national or

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state-chartered banking institution having an office in the City of Boston is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred basis points above the yield of 90-day U.S. Treasury Bills.

8.5Holding Over.  Any failure by Tenant to comply timely with its obligations under Subsection 6.1.9, as to all or any portion of the Premises, shall constitute a holding over of the entire Premises and be treated as a daily tenancy at sufferance at a rental rate equal to one and one-half (1.5) times the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis).  Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over.  Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6Effect of Waivers of Default.  Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7No Waiver, etc.  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9

Rights of Holders

9.1Rights of Mortgagees or Ground Lessor.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications,

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replacements and extensions of such leases and such mortgages and all consolidations of such mortgages.  This Section shall be self‑operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease (but nothing herein shall relieve a Successor Landlord from the obligation to remedy defaults in the performance of Landlord’s maintenance, repair or service obligations which continue after such Successor Landlord shall have succeeded to the rights of Landlord under this Lease), (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

9.2Modifications.  If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect to more than a de minimus extent any of Tenant’s rights under this Lease.  In addition, and notwithstanding Section 9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

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9.3Subordination, Non-Disturbance and Attornment.  Landlord represents that the Property is not subject to any Superior Lease or Superior Mortgage as of the Date of this Lease. Landlord shall request a so-called non-disturbance agreement (“SNDA”) from any future Superior Mortgagee in the form customarily used by such Superior Mortgagee, but Landlord shall have no obligation to incur any expense or liability in connection with such request (or to become involved in any request by Tenant for changes to the form of SNDA) and, if such Superior Mortgagee shall fail or refuse to provide or to execute such SNDA (or to consider or agree to any changes to the form of SNDA requested by Tenant), such failure or refusal shall not constitute a default or breach of this Lease by Landlord. If any future Superior Mortgagee shall agree to provide an SNDA, then at Landlord’s request, Tenant shall first execute and deliver such SNDA to Landlord.

ARTICLE 10

Miscellaneous Provisions

10.1Notices.  Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows:  If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to The RMR Group LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, Attn: Jennifer B. Clark (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord).  Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease.  Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail(which need not be registered or certified) and, if so given, shall be deemed given on the third Business Day following the date of posting.

10.2Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc.  Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior or common areas of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises

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by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors or other common areas of the Building and Property.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

10.3Lease not to be Recorded; Confidentiality of Lease Terms.  Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for Clarksburg.  In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. If Tenant so elects to record a notice or short form of this Lease as aforesaid, Tenant shall reimburse Landlord for its reasonable out-of-pocket third-party costs plus an administrative fee of $500.00.

Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (“Confidential Information”).  Tenant shall use reasonable efforts to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities, or as may be required by law.  Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld.  Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph. Notwithstanding the foregoing, so long as Tenant has securities registered under the Exchange Act, Tenant may, if required by the rules and regulations of the SEC or the exchange on which Tenant’s securities are listed or by applicable law, file this Lease as an exhibit to, and disclose information regarding the terms of this Lease in, filings with the SEC or such exchange.

10.4Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability.  Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is

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made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property.

Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder.  Tenant shall look solely to such seller‑lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and any interest in insurance, financing or sale proceeds from the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

10.5Landlord’s Default.  Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default.  Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder.  In no event shall Landlord ever be liable to Tenant, and Tenant hereby waives any claim against Landlord, for any punitive damages or for any loss of business or any other

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indirect, special or consequential damages suffered by Tenant from whatever cause.  Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give or shall delay in giving such consent, Tenant shall not be entitled to any damages and Tenant hereby waives any claim based on such failure, refusal or delay; provided however in any situation where Landlord is expressly required not to withhold its consent unreasonably Tenant shall (at its sole remedy) be entitled to bring an action for specific performance or injunction.

10.6Notice to Mortgagee and Ground Lessor.  After Tenant receives notice from Landlord that any party holds a mortgage which includes the Premises as part of the mortgaged premises, or that any party is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, and until Tenant receives notice from Landlord or any such party that such mortgageor ground lease no longer encumbers the Premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor identified in the notice from Landlord, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

10.7Brokerage.  Tenant and Landlord warrant and represent that they have dealt with no broker in connection with the consummation of this Lease, other than Jones Lang LaSalle Brokerage, Inc. (“JLL”), and in the event of any brokerage claims or liens, other than by JLL, against Landlord, Tenant or the Property predicated upon or arising out of prior dealings with Tenant or Landlord, the party with whom the broker claims to have dealt agrees to defend the same and indemnify and hold the other party harmless against any such claim, and to discharge any such lien.

10.8Waiver of Jury Trial.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.9Applicable Law and Construction.  This Lease shall be governed by and construed in accordance with the laws of the State of Maryland and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth

{B2323618; 13}

in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease.  All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.  The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights, and the performance of any and all of Tenant’s obligations, under this Lease.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant.  Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

10.10Evidence of Authority.  Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord documentation reasonably satisfactory to Landlord evidencing the authority of the person executing this Lease on behalf of Tenant to execute and deliver this Lease in the name and on behalf of Tenant and to execute and deliver all other documents, agreements and instruments, including, without limitation, notices of lease, to effect or secure the transactions contemplated herein.

10.11UPS System.  Landlord agrees that Tenant, at its sole cost and expense, and subject to compliance with the provisions of this Section 10.11, shall have the right to install and operate during the term an emergency electrical generator fueled by natural gas (which is separately metered to the Premises and paid for directly by Tenant to the gas supplier) on the Property in the location shown on Exhibit G attached hereto, and to run cables and lines from the generator to the Premises using the common shafts, chases, and conduits of the Building intended for such purpose to the extent that the same may be available after meeting Landlord’s requirements for the Building, (the emergency generator and associated conduit, cables and lines (both interior and exterior) are hereinafter referred to collectively as  the “UPS System”). The UPS System shall provide emergency back-up power to the Premises only, and no other party shall make use of the UPS System.

{B2323618; 13}

Tenant shall prepare plans and specifications for the UPS System in accordance with the requirements of Exhibit C, which plans and specifications shall be subject to review and approval by Landlord as provided in Exhibit C; provided, however, that Landlord hereby approves the specifications attached hereto as Exhibit G-1; provided further however, that notwithstanding such specifications the UPS System shall be fueled by natural gas. Upon final approval by Landlord of Tenant’s plans for the UPS System, Tenant may install the UPS System in accordance with the requirements of Exhibit C, any requirements of Landlord’s insurance carrier(s), and all other applicable provisions of this Lease including, without limitation, those of Subsection 6.2.5. Landlord shall have no obligation or make any alterations, repairs or replacements to any portion of the Building or Property in order to accommodate the installation or operation of the UPS System.

During the term, Tenant, at its sole cost and expense, shall performs all repairs and maintenance required to keep the UPS System in good working order, appearance and condition, and Tenant shall promptly repair any damage to the Building or Property caused by the installation or operation of the UPS System. Tenant shall operate the UPS System in compliance with all applicable codes, laws, rules and regulations. Tenant may not relocate the UPS System and Tenant may not modify any portion of the UPS System without, in each instance, obtaining Landlord’s prior written approval to such relocation or modification. All components of the UPS System shall be at the sole risk of Tenant and Landlord shall have no liability to Tenant in the event any portion of the UPS System is damaged for any reason.

Tenant shall, prior to the expiration or earlier termination of the term of this Lease, remove the entire UPS System (except that Landlord shall have the right to require Tenant to leave any cabling, wires or conduit installed within the Building), repair any damage caused by such removal, and restore the area outside the Building where the generator were located to a condition substantially the same as existed prior to the installation of the UPS System. Tenant agrees that its obligations hereunder shall be subject to the provisions of Subsection 6.1.9, including all of Landlord’s rights and remedies.

Landlord reserves the right, upon reasonable notice to Tenant, to require Tenant to relocate the UPS System or any of its constitute components, at Tenant’s sole cost and expense, if necessary in connection with any repairs, renovations, improvements or additions to the Building or Property. In addition, Landlord reserves the right to require Tenant to relocate the generator to another portion of the Property designated by Landlord for any other reason in Landlord’s sole discretion, provided such other portion of the Property is adequate for Tenant’s purposes and Landlord pays the reasonable costs of relocating the generator.

Tenant agrees that Landlord may require Tenant to paint the generator in a color selected by Landlord and/or install screening and/or landscaping in order to camouflage these exterior components of the UPS System.

10.12Rooftop Antenna.  Tenant, at its sole cost and expense and subject to compliance with the provisions of this Section 10.12, shall have the right to install and operate during the term not more than ten (10) antenna (the “Antennas”), as shown on Exhibit H attached hereto, in a location on the roof of the Building to be designated by Landlord (the “Antenna Area”) and to run cables and lines from the Antennas to the Premises using the common shafts, chases, and conduits of the Building intended for such purpose to the extent that the same may be available

{B2323618; 13}

after meeting Landlord’s requirements for the Building (the Antennas and associated cables and lines are hereinafter referred to collectively as the “Antenna System”). Landlord makes no representation, express or implied, that the roof of the Building is suitable for the installation or operation of any Antenna or other communications device.  Tenant shall pay all taxes assessed against Landlord and any sales or other taxes arising out of Tenant’s installation and/or operation of the Antenna System.

Tenant shall prepare plans and specifications for the Antenna System for Landlord’s approval in accordance with the requirements of Exhibit C, and upon Landlord’s approval thereof and issuance of all necessary governmental permits and approvals, Tenant may install the Antenna System in accordance with such approved plans, the requirements of Subsection 6.2.5, Exhibit C and all other applicable provisions of this Lease. Landlord hereby approves of the specifications for the Antenna System set forth in Exhibit H attached hereto. Tenant may elect to submit further specifications for additional Antennas for Landlord’s approval.

Tenant, at its expense, shall obtain all permits and approvals required for the installation and operation of the Antenna System prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for the Antenna System without Landlord’s consent, which may be withheld in Landlord’s sole discretion), and shall keep all required permits and approvals in full force and effect throughout the term.

Landlord shall have no obligation to provide any services to the Antenna Area or to make any alterations, repairs or replacements to any portion of the Building or Property in order to accommodate the installation or operation of the Antenna System. Tenant, at its sole cost and expense, shall perform any roof reinforcement reasonably required by Landlord to accommodate the weight of the Antennas on the Building roof. Under no circumstances shall Tenant make any roof penetrations other than as expressly approved by Landlord in writing in advance.

During the term, Tenant shall, at its sole cost and expense, perform all repairs and maintenance to the Antenna System as are necessary to keep it in good working order, appearance and condition, ordinary wear and tear thereof excepted, and Tenant shall promptly repair any damage to the Building or Property caused by the installation or operation of the Antenna System. Tenant shall operate the Antenna System in compliance with all applicable codes, laws, rules and regulations. Tenant may not relocate or modify any portion of the Antenna System without, in each instance, obtaining Landlord’s prior written approval to such relocation or modification. The Antenna System shall be at the sole risk of Tenant and Landlord shall have no liability to Tenant in the event any portion of the Antenna System is damaged for any reason.

The Antenna System shall provide communications for Tenant only, and Tenant shall not permit any other person or firm to use the Antenna System.

Tenant shall, at the expiration or earlier termination of the term of this Lease, remove the entire Antenna System (except for any portions thereof that Landlord, acting in its sole discretion, permits to be left in place), repair any damage caused by such removal, and restore the Antenna Area to a condition substantially the same as existed prior to the installation of the Antenna System. Tenant’s obligations hereunder shall be subject to the provisions of Subsection 6.1.9.

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Landlord reserves the right, upon reasonable notice to Tenant, to require Tenant to relocate the Antenna System or any of its constitute components, at Tenant’s sole cost and expense, if necessary in connection with any repairs, renovations, improvements or additions to the Building or Property. In addition, Landlord reserves the right to require Tenant to relocate the Antenna to another portion of the roof designated by Landlord for any other reason in Landlord’s sole discretion, provided such other portion of the roof is adequate for Tenant’s purposes and Landlord pays the reasonable costs of relocating the Antenna.

Tenant shall be entitled to obtain access to the Antenna Area both during and outside of Normal Building Operating Hours (as defined in the Rules and Regulations), but only if (i) Tenant shall have given Landlord reasonable advance notice of the need therefor, and (ii) Tenant is accompanied by an authorized representative of Landlord during such access. In the event such access is provided outside of Normal Building Operating Hours, Landlord may require Tenant to pay, as Additional Rent, the reasonable costs incurred by Landlord to provide such access to Tenant.

Tenant shall not allow the Antenna System to interfere with any equipment installed or operating in or from the Building as of the date Tenant commences operation of, or shall subsequently modify, Tenant’s Antenna System.

10.13Force Majeure.  Except as otherwise expressly provided in this Lease and except for the payment of Annual Fixed Rent, Additional Rent or other sums due under this Lease (as to which this Section 10.13 shall not apply), neither Landlord nor Tenant shall be liable or responsible for any failures, and there shall be excluded from the computation for any relevant period of time any delays, due to strikes, riots, Acts of God, scarcity of labor or materials (including energy), war, regulations or restrictions of governmental authorities or any other causes of any kind which are beyond the control of Landlord or Tenant, as the case may be.

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WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

FP Gateway 270, LLC

By: The RMR Group LLC,

Its agent

By: ____________________

Jennifer F. Francis

Senior Vice President

Tenant:

PC-Tel, Inc.

By:_________________________

Name:

Title:

{B2323618; 13}

EXHIBIT A

PREMISES

Water Room
Electric Room
WOMENS
MENS
VACANT SPACE
4,853.2171 USF
1.0806 Core Factor (8.06%)
5,244 RSF
PCTEL
19,461.053 USF
1.0806 Core Factor (8.06%)
21,030 RSF

PCTEL

22600 Gateway Center Drive
Clarksburg, MD

Lease Exhibit
1.4.19
NTS

va|spaces

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EXHIBIT B

RULES AND REGULATIONS

1.The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant.

2.Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or part of the outside or inside of the Buildings without prior consent of Landlord.

3.Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system.  All regulating and adjusting of HVAC equipment shall be done by the Landlord’s agents or employees.

4.No additional or different locks or bolts shall be affixed on doors by Tenant.  Tenant shall return all keys to Landlord upon termination of Tenant’s lease.  Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Landlord’s agent.

5.Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

6.No bicycles, vehicles or animals of any kind, other than service animals, shall be brought into or kept in or about the Premises other than in the garage area located within the Premises.

7.Tenant shall not engage or pay any employees of the Building without approval from the Landlord.  Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord.

8.All removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time.

9.Normal Building Operating Hours are 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays excluding New Years Day, Martin Luther King’s Birthday, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all Sundays, except that Landlord reserves the option (at its sole election) to expand or alter Normal Building Operating Hours provided that on any Business Day there shall be no less than ten (10) consecutive Normal Building Operating Hours.  Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a “Business Day”.

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10.Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

11.Tenant shall, without charge, make electrical outlets in the Premises reasonably available to Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises.

12.The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by Tenant.

13.Tenant may request HVAC service outside of Normal Building Operating Hours by submitting a request in writing to the Building Manager’s office by noon of the preceding workday.

14.Landlord reserves the right to establish, modify and enforce parking rules and regulations.

15.All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord and no dumpster shall be overloaded by Tenant.

16.Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof.  No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the non‑observance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

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EXHIBIT C

ALTERATIONS REQUIREMENTS

A.General

1.All alterations, installations or improvements (“Alterations”) to be made by Tenant in, to or about the Premises, including any Alterations to be made prior to Tenant’s occupancy of the Premises for the Permitted Uses, shall be made in accordance with the requirements of this Exhibit and with any additional requirements stated in the Lease.

2.All submissions, inquiries approvals and other matters shall be processed through Landlord’s Building manager or regional property manager.

3.Additional and differing provisions in the Lease, if any, will be applicable and will take precedence over the terms of this Exhibit.

B.Plans

1.  Before commencing construction of any Alterations, Tenant shall submit for Landlord’s written approval either a description of the Alterations or drawings and specifications for the Alterations, as follows:

(i)

Tenant shall submit drawings and written specifications (collectively, “Plans”) for all of Tenant’s Alterations, including mechanical, electrical and cabling, plumbing and architectural drawings. Drawings are to be complete, with full details and finish schedules, and shall be stamped by an AIA architect licensed in the state or district in which the Property is located certifying compliance with building codes.

(ii)

Tenant may submit a complete description of Tenant’s Alterations (including sketches or diagrams as necessary) in lieu of submitting Plans if the proposed Alterations meet all of the following criteria: (1) they are cosmetic in nature (e.g. painting, wallpapering, installation of floor coverings, etc.),  (2) they do not require a building permit, (3) they do not require work to be performed inside walls or above the ceiling of the Premises, and (4) they will not affect the structure or the mechanical, plumbing, HVAC, electrical or life safety systems of the Building (collectively, the “Building Systems”). Notwithstanding that Tenant’s proposed Alterations satisfy all of the preceding criteria, upon review of Tenant’s submission, Landlord shall have  the right to require Tenant to submit Plans for all or any portion of the proposed Alterations.

2.  Landlord shall review the description or Plans submitted by Tenant (“Tenant’s Design Submission”) and notify Tenant of approval or disapproval. If Landlord disapproves Tenant’s Design Submission, Landlord shall specify the reasons for its disapproval. Tenant shall revise Tenant’s Design Submission with respect to Tenant’s Plans to meet Landlord’s objections, and shall resubmit the same to Landlord as so revised until Tenant’s Design Submission is approved by Landlord.  For proposals that are not part of Tenant’s Plans, Tenant may, if it wishes Landlord to reconsider its disapproval, revise Tenant’s Design Submission to meet Landlord’s objections and resubmit the same to Landlord as so revised until Tenant’s Design Submission is approved by Landlord.  No approval by Landlord of Tenant’s Design Submission shall constitute a waiver of

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any of the requirements of this Exhibit or the Lease. Tenant shall not make any changes to Tenant’s Design Submission after approval by Landlord, including changes required to obtain governmental permits, without obtaining Landlord’s written approval in each instance.

3.  All mechanical, electrical, structural and floor loading requirements shall be subject to approval of Landlord’s engineers. Landlord also reserves the right to require Tenant to submit copies of shop drawings for Landlord’s review and approval.

4.  Before commencing construction of any Alterations, Tenant shall provide Landlord with two (2) complete copies of Tenant’s Design Submission in final form as approved by Landlord.

C.Selection of Contractors and Subcontractors

Before commencing construction of any Alterations, Tenant shall submit to Landlord the names of Tenant’s general contractor (the “General Contractor”) and subcontractors for Landlord’s approval. If Landlord shall reject the General Contractor or any subcontractor, Landlord shall advise Tenant of the reasons(s) in writing and Tenant shall (with respect to Tenant’s Plans) or may (with respect to proposals that are not part of Tenant’s Plans) submit another selection to Landlord for Landlord’s approval; provided, however, in no event shall Tenant cause to be performed any Alterations other than by a General Contractor that has been approved by Landlord.

D.Insurance

Before commencing construction of any Alterations, Tenant will deliver to Landlord:

(i)

Four (4) executed copies of the Insurance Requirements agreement in the form set forth in Exhibit D from the general contractor and, if requested by Landlord, from the subcontractors (Landlord will return two fully executed copies to Tenant), and

(ii)

insurance certificates for the General Contractor and subcontractors as required by Exhibit D, which shall include evidence of coverage for the indemnity provided by the General Contractor or subcontractor executing such agreement.

E.	Building Permit and Other Legal Requirements

1.  Before commencing construction of any Alterations, Tenant shall furnish Landlord with a valid permit for the construction of the Alterations from the building department or other agency having jurisdiction in the municipality in which the Building is located (unless the Alterations are of a cosmetic nature not requiring a building permit). Tenant shall keep the original building permit posted on the Premises during the construction of the Alterations.

2.  Tenant Design Submission, the Alterations, and the construction of the Alterations shall each be in strict compliance with (i) all applicable laws, codes, rules and regulations, including, without limitation, the Americans with Disabilities Act, state and local health department requirements, and occupational health and safety laws and regulations (and no approval of Tenant’s Design Submission shall relieve Tenant of this obligation or invest

{B2323618; 13}

Landlord with any responsibility for ensuring such compliance), and (ii) all building permits, consents, licenses, variances, and approvals issued in connection with the Alterations. Tenant shall ensure that the General Contractor and all subcontractors have the requisite licenses to perform their work. Tenant shall procure all permits, governmental approvals, licenses, variances and consents required for the Alterations and shall provide Landlord with a complete copy thereof promptly upon receipt of same by Tenant.

F.	Materials and Workmanship

1.  All materials, equipment and installations must meet Landlord’s minimum standards for the Building, as may be designated by Landlord from time to time, and all materials shall be new, commercial grade and of first-class quality. Any deviation from these requirements will be permitted only if clearly indicated or specified on Tenant’s Design Submission and approved by Landlord.

2.  Alterations shall be constructed in a professional, first-class and workmanlike manner, in accordance with Tenant’s Design Submission.

3.  The General Contractor shall guaranty all materials and workmanship against defects for a period of not less than one (1) year from installation. Notwithstanding any limitations contained in such guaranty or in any contract, purchase order or other agreement, during the entire term of the Lease, Tenant shall promptly repair or replace, at Tenant’s cost, any defective aspect of the Alterations except for insubstantial defects that do not adversely effect the Building or the appearance or rental value of the Premises, as determined by Landlord in its sole discretion.

4.  Alterations must be compatible with the existing Building Systems. In the event any Alterations shall interfere with the proper functioning of any Building System, Tenant, at Tenant’s sole cost and expense, shall promptly cause such repairs,  replacements or adjustments to be made to the Alterations as are necessary to eliminate any such interference.

G.	Prosecution of the Work

1.  All construction activities shall be conducted so as to avoid disturbance of other tenants. Landlord may require that all demolition and other categories of work that may inconvenience other tenants or disturb Building operations be scheduled and performed before or after Normal Building Operating Hours (at times determined by Landlord), and Tenant shall provide the Building manager with at least two Business Days’ notice prior to proceeding with any such work.

2.  Unless Landlord directs otherwise, Tenant’s contractors shall have access to the Building during the Normal Building Operating Hours only. If Tenant’s contractors desire access to the Building at any other time, Landlord shall use reasonable efforts to provide such access, provided, however, that Tenant shall pay Landlord any additional cost incurred by Landlord to provide such access, including, without limitation, additional costs for utilities, personnel, and security.

3.  Prior arrangements for elevator use shall be made with the Building manager by Tenant or the General Contractor. Elevator cabs shall be properly padded and no material or

{B2323618; 13}

equipment shall be carried under or on top of elevators. If an operating engineer is required by any union rules, such engineer shall be paid for by Tenant.

4.  Under no circumstances will any material related to Tenant’s Alterations be allowed access through the Building’s front entrance without advance written approval of the Building manager.

5.  If shutdown of risers and mains for electrical, HVAC, sprinkler or plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s expense. No work will be performed in Building mechanical equipment rooms except under Landlord’s supervision.

6.  Alterations shall be performed under the supervision of a superintendent or foreman of the General Contractor at all times.

7.  All areas adjacent to the construction area shall be sealed with plastic so as to not be affected by dust and debris. All floors shall be protected from the construction process.

8.  The General Contractor or HVAC subcontractor shall block off supply and return grilles, diffusers and ducts to keep dust from entering into the Building HVAC system and thoroughly clean all HVAC units in the work area at the completion of the Alterations.

9.  Construction debris shall be removed from the construction area daily and the construction area shall be kept neat and reasonably clean at all times. All construction debris is to be discarded in waste containment provided by the General Contractor only. No material or debris shall be stored outside the Premises or Building without the prior written approval of the Landlord’s representative.

10.  Landlord shall have the right to instruct the General Contractor to deliver to Landlord any items to be removed from the Premises during the construction of the Alteration provided that Landlord provides notice to Tenant and pays the full cost of delivering such items to Landlord.

11.  Tenant, either directly or through the General Contractor, will immediately notify Landlord, in writing, of any damage to the Building caused by the General Contractor or any subcontractors.  Such damage shall be repaired within 72 hours unless otherwise directed by the Landlord in writing. Any damage that is not repaired may be repaired by Landlord at Tenant’s expense.

12.  Construction personnel shall use the restrooms located within the Premises only. If there are no restrooms within the Premises, then construction personnel shall use only those Building restrooms located on the floor where the work is being performed.

13.  All wiring and cabling installed by Tenant shall be tagged with Tenant’s name and its specific use and purpose.

14.  The General Contractor and all subcontractors shall cause their employees to adhere to all applicable  Rules and Regulations of the Building.

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15.  Landlord shall have the right to supervise and inspect the Alterations as the work progresses and to require Tenant to remove or correct any aspect of the Alterations that does not conform to Tenant’s Design Submission approved by Landlord. Such supervision and inspection shall be at Tenant’s sole expense and Tenant shall pay Landlord’s reasonable charges for such supervision and inspection (which shall be limited to the one percent (1%) fee provided for in Section 3.2(d) of the Lease, and which shall not be due with respect to Alterations the cost of which (together with any related matter) is less than $10,000.00; provided, however, that Section 3.2(d) shall control with respect to Tenant’s Work).

H.Documents to Be Furnished to Landlord Upon Completion of Tenant’s Work

1.  Within fifteen (15) days after construction of the Alterations has been completed, except for so-called punch list items, Tenant shall furnish Landlord with the following documents:

(i)	record “as built” drawings in paper and electronic (CADD) format showing all of the Alterations as actually constructed for all portions of the Alterations for which drawings were submitted;
(ii)

if Plans for the Alterations were prepared by an architect, a written certification from the architect confirming that the Alterations were completed in accordance with the Plans and all applicable laws, codes, ordinances, and regulations;

(iii)	full and final lien waivers and releases executed by the General Contractor and all subcontractors and suppliers;
(iv)	if the Alterations include any HVAC work, a properly executed air balancing report signed by a professional engineer showing that the HVAC system is properly balanced for the season;
(v)	copies of all warranties and guarantees received from the General Contractor, subcontractors and materials suppliers or manufacturers;
(vi)	copies of all maintenance manuals, instructions and similar information pertaining to the operation and maintenance of equipment and fixtures installed in the Premises as part of the Alterations; and
(vii)	a copy of the final, permanent certificate of occupancy or amended certificate of occupancy for the Premises.

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EXHIBIT D

CONTRACTOR’S INSURANCE REQUIREMENTS

Building:22600 Gateway Center Drive, Clarksburg, Maryland

Tenant:PC-Tel, Inc.

Premises:Suite 100

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (“Work”) for Tenant in the Premises identified above.  Contractor and Tenant have requested the undersigned landlord (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1.	Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:
(a)

Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b)	Commercial General Liability Insurance including coverages for Protective and Contractual Liability, including umbrella liability coverage, for not less than the following limits:

Bodily Injury:$5,000,000 per person

$5,000,000 per occurrence

Property Damage:$5,000,000 per occurrence

$5,000,000 aggregate

(c)Commercial Automobile Liability Insurance (covering all owned, non owned and/or hired motor vehicles to be used in connection with the Work), including umbrella liability coverage, for not less than the following limits:

Bodily Injury:$5,000,000 per person

$5,000,000 per occurrence

Property Damage:$5,000,000 per occurrence.

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies.

{B2323618; 13}

The insurance provided in (b) and (c) above shall name Landlord as an additional insured.

2.	Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:
(a)	Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).
(b)

Commercial Automobile Liability Insurance (covering all owned, non‑owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this      day of              , 20__.

Contractor:

By:  ____________________

By:  ____________________

{B2323618; 13}

EXHIBIT E

JANITORIAL SPECIFICATIONS

Office Areas

Nightly  (Monday through Friday)

Empty and wipe outside wastebaskets, replacing liners if necessary. Remove to dumpster for disposal.

Dust with treated cloth the tops of all desks, credenzas, files, fixtures, windowsills, and all other horizontal surfaces (within reach). Papers on desktops will not be moved.

Remove fingerprints, smudges, etc. from doors, doorframes, partition glass, sidelights, walls and around light switches.

Vacuum all rugs and carpet unobstructed by furniture, replacing chairs to their original positions. Spot clean minor stains as necessary.

Dust mop wood, resilient and composition floor areas with treated dust mops. Spot mop as necessary.

Dust all marble floors with untreated dust mop.

Spot mop all spills on hard surface floors as necessary.

Monthly

Dust all doorjambs.

Dust all areas above and below the janitor's normal reach.

Detail vacuum edges of carpet and all other carpeted areas not reached by the normal vacuum on a daily basis.

Vacuum or dust all return air vents.

Spray, buff and refinish all building standard resilient floors with a slip retardant floor finish.

Quarterly

Machine scrub and refinish all building standard resilient floors with a slip retardant floor finish.

Elevator Lobbies and Public Corridors

Nightly  (Monday through Friday)

Dust mop wood, resilient and composition floor areas with treated dust mops. Spot mop as necessary.

Vacuum all carpeted areas. Spot minor stains.

Remove fingerprints from doors, walls, etc.

Weekly

Spot wash all lobby walls and doors.

Polish or clean all door kick plates and thresholds.

Dust all doorjambs.

Scrub and refinish all building standard resilient floors with a slip retardant floor finish.

Dust light diffusers.

{B2323618; 13}

Public Restrooms

Nightly (Monday through Friday)

Empty and sanitize all trash receptacles and sanitary napkin disposal units. Replace waste bags and liners.

Wash all basins, bowls, both sides of toilet seats and urinals (including tile walls near urinals). Damp wipe all partitions, clean flushometers, piping, toilet seat hinges and other metal surfaces. Clean undersides of rim on urinals and bowls.

Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins), towels dispensers, receptacles and any other metal surfaces.

Spot wash walls and doors.

Dust all ledges and tops of partitions.

Fill toilet tissue, soap, paper towels and sanitary dispensers.

Sweep all hard surface floors.

Damp mop hard surface floor areas with germicidal solution.

Monthly

Wash all partitions and tile walls.

Vacuum or wash as necessary all ventilation grills.

Dust all doors and doorjambs.

Machine scrub all building standard hard surface floors.

Lunch Room and Kitchen Areas

Nightly  (Monday through Friday)

Remove trash and place for disposal. Change all liners nightly.

Wipe tables, chairs and countertops.

Wash and polish kitchen sink.

Sweep and spot mop floor.

Monthly

Spot wash doors and walls.

Scrub and refinish all building standard resilient floors with a slip retardant floor finish.

Wipe all vinyl chairs, chair rungs and table pedestals.

Loading Dock, Compactor Area and Service Entrance

Nightly (Monday through Friday)

Place all miscellaneous trash and debris, except construction and hazardous waste, into the trash compactor or designated garbage bins.

Sweep entire area, hose if necessary. Disinfect and deodorize as required.

{B2323618; 13}

ii

Elevator Cabs

Nightly

Dust all walls, doors and ceilings.

Vacuum carpets and spot stains.

Spot clean all elevator saddles.

Clean all metal work.

Report burned out lights.

Monthly

Wash all elevator door fronts.

Steel wool and vacuum all elevator saddles.

Stairways

Dust air duct grilles.

Stairwells

Monthly

Sweep all stairways.

Dust all stairway lights within reach.

Dust all doors.

Dust all handrails.

Spot wash walls.

Quarterly

Damp mop all stairways.

{B2323618; 13}

iii

EXHIBIT F

DECLARATION BY LANDLORD AND TENANT

AS TO DATE OF DELIVERY AND ACCEPTANCE

OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated                     ,          2018 (the “Lease”), entered into by and between FP Gateway 270, LLC, a New Jersey limited liability company, as Landlord, and PC-Tel, Inc., as Tenant, covering space comprising approximately 21,030 square feet as further described in the Lease (the “Premises”) in the building located at 22600 Gateway Center Drive, Clarksburg, Maryland.

The undersigned Landlord and Tenant hereby declare that (i) possession of the Premises was delivered by Landlord to Tenant on                       ,          ; (ii) the Lease is in full force and effect; (iii) the Commencement Date (as defined in the Lease) occurred on                         ,         , and the Original Term (as defined in the Lease) will expire on                       ,             ; and (iv) as of the date hereof, there is no default of Landlord and Tenant claims no right to setoff against rents.

IN WITNESS WHEREOF, the parties have caused this Declaration to be executed as a sealed instrument as of this        day of                           ,          .

LANDLORD:

FP Gateway 270, LLC

By: The RMR Group LLC,

Its agent

By: ____________________

Jennifer F. Francis

Senior Vice President

TENANT:

PC-Tel, Inc.

By:_________________________

Name:

Title:

{B2323618; 13}

EXHIBIT G

LOCATION OF UPS SYSTEM

PCTEL PROPOSED GENERATOR LOCATION.
GENERATOR WOULD TAKE OVER CORNER
SPACE CLOSEST TO BUILDING CORNER
22600 Gateway Center Dr
Google

{B2323618; 13}

EXHIBIT G-1

UPS SYSTEM SPECIFICATIONS

(Attached.)

{B2323618; 13}

Standby Generators
1 of 9

GENERAC

# Standby Generators

## Standby Generators
## Liquid-Cooled Gaseous Engine

INCLUDES:

- Two Line LCD Tri-Lingual Digital Nexus™ Controller
- Isochronous Electronic Governor
- Sound Attenuated Enclosure
- Closed Coolant Recovery System
- Smart Battery Charger
- UV/Ozone Resistant Hoses
- ±1% Voltage Regulation
- Natural Gas or LP Operation
- 2 Year Limited Warranty
- UL 2200 Listed

Standby Power Rating

Model QT070 (Aluminum - Bisque) - 70 kW 60 Hz
Model QT080 (Aluminum - Bisque) - 80 kW 60 Hz
Model QT100 (Aluminum - Bisque) - 100 kW 60 Hz
Model QT130 (Aluminum - Bisque) - 130 kW 60 Hz
Model QT150 (Aluminum - Bisque) - 150 kW 60 Hz

GENERAC
GENERAC

c UL us LISTED
QUIET-TEST

Meets EPA Emission Regulations
70, 100, 130 & 150 kW meet CA/MA emissions requirement with optional catalyst
80 kW not for sale in CA/MA

## FEATURES

- **INNOVATIVE DESIGN & PROTOTYPE TESTING** are key components of GENERAC'S success in "IMPROVING POWER BY DESIGN." But it doesn't stop there. Total commitment to component testing, reliability testing, environmental testing, destruction and life testing, plus testing to applicable CSA, NEMA, EGSA, and other standards, allows you to choose GENERAC POWER SYSTEMS with the confidence that these systems will provide superior performance.

- **TEST CRITERIA:**
  - √ PROTOTYPE TESTED
  - √ SYSTEM TORSIONAL TESTED
  - √ NEMA MG1-22 EVALUATION
  - √ MOTOR STARTING ABILITY

- **SOLID-STATE, FREQUENCY COMPENSATED VOLTAGE REGULATION.** This state-of-the-art power maximizing regulation system is standard on all Generac models. It provides optimized FAST RESPONSE to changing load conditions and MAXIMUM MOTOR STARTING CAPABILITY by electronically torque-matching the surge loads to the engine. Digital voltage regulation at ±1%.

- **SINGLE SOURCE SERVICE RESPONSE** from Generac's extensive dealer network provides parts and service know-how for the entire unit, from the engine to the smallest electronic component.

- **GENERAC TRANSFER SWITCHES.** Long life and reliability are synonymous with GENERAC POWER SYSTEMS. One reason for this confidence is that the GENERAC product line includes its own transfer systems and controls for total system compatibility.

GENERAC ISO 9001 2008

{B2323618; 13}

ii

Standby Generators
2 of 9

GENERAC

# 70 • 80 • 100 • 130 • 150 kW application & engineering data

## GENERATOR SPECIFICATIONS

| | |
|---|---|
| Type | Synchronous |
| Rotor Insulation Class | H |
| Stator Insulation Class | H |
| Telephone Interference Factor (TIF) | <50 |
| Alternator Output Leads 1-Phase | 4 wire |
| Alternator Output Leads 3-Phase | 6 wire (70, 80 & 150 kW) or 12 wire (100 & 130 kW) |
| Bearings | Sealed Ball |
| Coupling | Flexible Disc (70, 80 & 150 kW) or Gear Drive (100 & 130 kW) |
| Excitation System | Brushless |

## VOLTAGE REGULATION

| | |
|---|---|
| Type | Electronic |
| Sensing | Single Phase |
| Regulation | ± 1% |

## GOVERNOR SPECIFICATIONS

| | |
|---|---|
| Type | Electronic |
| Frequency Regulation | Isochronous |
| Steady State Regulation | ± 0.25% |

## ELECTRICAL SYSTEM

| | |
|---|---|
| Battery Charge Alternator | 12 Volt 30 Amp |
| Static Battery Charger | 2 Amp |
| Recommended Battery (battery not included) | Group 24F, 525 CCA (70, 80 & 150 kW) or Group 27F, 700 CCA (100 & 130 kW) |
| System Voltage | 12 Volts |

## GENERATOR FEATURES

Revolving field heavy duty generator
Directly connected to the engine
Operating temperature rise 120 °C above a 40 °C ambient
Class H insulation is NEMA rated
All models fully prototyped tested

## ENCLOSURE FEATURES

| | |
|---|---|
| Aluminum weather protective enclosure | Ensures protection against mother nature. Electrostatically applied textured epoxy paint for added durability. |
| Enclosed critical grade muffler | Quiet, critical grade muffler is mounted inside the unit to prevent injuries. |
| Small, compact, attractive | Makes for an easy, eye appealing installation. |
| SAE | Sound attenuated enclosure ensures quiet operation. |

## ENGINE SPECIFICATIONS: 80 kW

| | |
|---|---|
| Make | Generac |
| Model | V-Type |
| Cylinders | 8 |
| Displacement (Liters) | 5.4 |
| Bore (in/mm) | 3.55/90.2 |
| Stroke (in/mm) | 4.17/105.9 |
| Compression Ratio | 9:1 |
| Intake Air System | Naturally Aspirated |
| Lifter Type | Hydraulic |

## ENGINE SPECIFICATIONS: 70, 100, 130 & 150 kW

| | |
|---|---|
| Make | Generac |
| Model | V-Type |
| Cylinders | 10 |
| Displacement (Liters) | 6.8 |
| Bore (in/mm) | 3.55/90.2 |
| Stroke (in/mm) | 4.17/105.9 |
| Compression Ratio | 9:1 |
| Intake Air System | Naturally Aspirated |
| Lifter Type | Hydraulic |

## ENGINE LUBRICATION SYSTEM

| | |
|---|---|
| Oil Pump Type | Gear |
| Oil Filter Type | Full flow spin-on cartridge |
| Crankcase Capacity (qt/l) | 5/4.7 (70, 100, 130 & 150 kW) or 6/5.7 (80 kW) |

## ENGINE COOLING SYSTEM

| | |
|---|---|
| Type | Closed |
| Water Pump | Belt driven |
| Fan Speed (rpm) | 2300 - 70 kW<br>2174 - 80 kW<br>1670 - 100 kW<br>1950 - 130 kW<br>2200 - 150 kW |
| Fan Diameter (in/mm) | 22/558.8 (70 kW) or 26/660.4 (80, 100, 130 & 150 kW) |
| Fan Mode | Pusher (70 kW) or Puller (80, 100, 130 & 150 kW) |

## FUEL SYSTEM

| | |
|---|---|
| Fuel Type | Natural gas, propane vapor |
| Carburetor | Down Draft |
| Secondary Fuel Regulator | Standard |
| Fuel Shut Off Solenoid | Standard |
| Operating Fuel Pressure | 11-14" water column/21-26 mm HG |

(All ratings in accordance with BS5514, ISO3046, ISO8528, SAE J1349 and DIN6271)

{B2323618; 13}

GENERAC

Standby Generators

3 of 9

# 70 • 80 • 100 • 130 • 150 kW

## operating data

### GENERATOR OUTPUT VOLTAGE/kW - 60 Hz

| | | kW LPG | Amp LPG | kW Nat. Gas | Amp Nat. Gas | CB Size (Both) |
|---|---|---|---|---|---|---|
| QT070 | 120/240V, 1Ø, 1.0 pf | 67 | 292 | 64 | 267 | 300 |
| | 120/208V, 3Ø, 0.8 pf | 70 | 243 | 67 | 232 | 300 |
| | 120/240V, 3Ø, 0.8 pf | 70 | 211 | 67 | 201 | 250 |
| | 277/480V, 3Ø, 0.8 pf | 70 | 105 | 67 | 101 | 125 |
| QT080 | 120/240V, 1Ø, 1.0 pf | 77 | 333 | 77 | 333 | 400 |
| | 120/208V, 3Ø, 0.8 pf | 80 | 278 | 80 | 278 | 300 |
| | 120/240V, 3Ø, 0.8 pf | 80 | 241 | 80 | 240 | 300 |
| | 277/480V, 3Ø, 0.8 pf | 80 | 120 | 80 | 120 | 150 |
| QT100 | 120/240V, 1Ø, 1.0 pf | 100 | 417 | 89 | 371 | 450 |
| | 120/208V, 3Ø, 0.8 pf | 100 | 347 | 94 | 326 | 400 |
| | 120/240V, 3Ø, 0.8 pf | 100 | 301 | 94 | 283 | 350 |
| | 277/480V, 3Ø, 0.8 pf | 100 | 150 | 94 | 141 | 175 |
| QT130 | 120/240V, 1Ø, 1.0 pf | 130 | 542 | 117 | 488 | 600 |
| | 120/208V, 3Ø, 0.8 pf | 130 | 451 | 122 | 423 | 500 |
| | 120/240V, 3Ø, 0.8 pf | 130 | 391 | 122 | 367 | 450 |
| | 277/480V, 3Ø, 0.8 pf | 130 | 195 | 122 | 183 | 225 |
| QT150 | 120/240V, 1Ø, 1.0 pf | 144 | 625 | 136 | 567 | 700 |
| | 120/208V, 3Ø, 0.8 pf | 150 | 520 | 142 | 493 | 600 |
| | 120/240V, 3Ø, 0.8 pf | 150 | 451 | 142 | 427 | 500 |
| | 277/480V, 3Ø, 0.8 pf | 150 | 225 | 142 | 214 | 250 |

### SURGE CAPACITY IN AMPS

| | | Voltage Dip @ < .4 pf | |
|---|---|---|---|
| | | 15% | 30% |
| QT070 | 120/240 V, 1Ø | 129 | 356 |
| | 120/208 V, 3Ø | 194 | 471 |
| | 120/240 V, 3Ø | 168 | 408 |
| | 277/480 V, 3Ø | 83 | 201 |
| QT080 | 120/240 V, 1Ø | 174 | 435 |
| | 120/208 V, 3Ø | 186 | 466 |
| | 120/240 V, 3Ø | 161 | 404 |
| | 277/480 V, 3Ø | 70 | 175 |
| QT100 | 120/240 V, 1Ø | 150 | 413 |
| | 120/208 V, 3Ø | 186 | 452 |
| | 120/240 V, 3Ø | 161 | 392 |
| | 277/480 V, 3Ø | 107 | 261 |
| QT130 | 120/240 V, 1Ø | 236 | 648 |
| | 120/208 V, 3Ø | 364 | 885 |
| | 120/240 V, 3Ø | 315 | 767 |
| | 277/480 V, 3Ø | 161 | 390 |
| QT150 | 120/240 V, 1Ø | 486 | 1214 |
| | 120/208 V, 3Ø | 534 | 1334 |
| | 120/240 V, 3Ø | 463 | 1156 |
| | 277/480 V, 3Ø | 250 | 624 |

### ENGINE FUEL CONSUMPTION

| | | Natural Gas | | Propane | | |
|---|---|---|---|---|---|---|
| | | (ft³/hr) | (m³/hr) | (gal/hr) | (l/hr) | (ft³/hr) |
| QT070 | Exercise cycle | 110 | 3.1 | 1.2 | 4.6 | 44 |
| | 25% of rated load | 260 | 7.4 | 2.85 | 10.8 | 104 |
| | 50% of rated load | 500 | 14.2 | 5.46 | 20.8 | 200 |
| | 75% of rated load | 696 | 19.8 | 7.62 | 29.1 | 280 |
| | 100% of rated load | 1020 | 29 | 11.17 | 42.6 | 411 |
| QT080 | Exercise cycle | 95 | 2.7 | 1 | 3.9 | 53 |
| | 25% of rated load | 549.5 | 15.6 | 6.99 | 1.85 | 126 |
| | 50% of rated load | 784.4 | 22.2 | 10.16 | 2.68 | 241 |
| | 75% of rated load | 1024.8 | 29.0 | 13.11 | 3.46 | 336 |
| | 100% of rated load | 1252.2 | 35.5 | 15.71 | 4.15 | 465 |
| QT100 | Exercise cycle | 130 | 3.7 | 1.4 | 5.4 | 52 |
| | 25% of rated load | 371 | 10.5 | 4.1 | 15.5 | 149 |
| | 50% of rated load | 713 | 20.3 | 7.9 | 29.8 | 287 |
| | 75% of rated load | 991 | 28.2 | 11 | 41.5 | 400 |
| | 100% of rated load | 1260 | 35.8 | 13.9 | 52.6 | 507 |
| QT130 | Exercise cycle | 135 | 3.8 | 1.4 | 5.7 | 55 |
| | 25% of rated load | 482 | 13.7 | 5.3 | 20 | 193 |
| | 50% of rated load | 927 | 26.3 | 10.3 | 38.7 | 373 |
| | 75% of rated load | 1292 | 36.7 | 14.3 | 54 | 520 |
| | 100% of rated load | 1786 | 50.8 | 19.8 | 74.6 | 719 |
| QT150 | Exercise cycle | 155 | 4.4 | 1.7 | 6.5 | 63 |
| | 25% of rated load | 556 | 15.8 | 6.09 | 23.2 | 224 |
| | 50% of rated load | 1070 | 30.4 | 11.72 | 44.7 | 431 |
| | 75% of rated load | 1491 | 42.4 | 16.33 | 62.3 | 600 |
| | 100% of rated load | 2061 | 58.6 | 22.57 | 86.1 | 830 |

Note: **Fuel pipe must be sized for full load.**

For Btu content, multiply gal/hr x 90950 (LP) or ft³/hr x 1000 (NG).

For megajoule content, multiply l/hr x 25.35 (LP) or m³/hr x 37.26 (NG).

Refer to "Emissions Data Sheets" for maximum fuel flow for EPA and SCAQMD permitting purposes.

STANDBY RATING: Standby ratings apply to installations served by a reliable utility source. The standby rating is applicable to varying loads for the duration of a power outage. There is no overload capability for this rating. Ratings are in accordance with ISO-3046-1. Design and specifications are subject to change without notice.

{B2323618; 13}

ii

Standby Generators
4 of 9

GENERAC

# 70 • 80 • 100 • 130 • 150 kW

## operating data

### ENGINE COOLING

| | 70 kW | 80 kW | 100 kW | 130 kW | 150 kW |
|---|---|---|---|---|---|
| Air flow (inlet air including alternator and combustion air in ft³/min) | 5200/147.2 | 5300/150.1 | 5500/155.7 | 6450/182.6 | 7800/220.9 |
| System coolant capacity (gal/liters) | 4.5/17 | 4/15.1 | 4.5/17 | 4.5/17 | 4.5/17 |
| Heat rejection to coolant (BTU/hr) | 287,000/302.8 | 316,000/333.4 | 342,000/360.8 | 496,000/523.3 | 568,000/599.3 |
| Maximum operation air temperature on radiator (°C/°F) | 60/150 | | | | |
| Maximum ambient temperature (°C/°F) | 50/140 | | | | |

### COMBUSTION REQUIREMENTS

| | | | | | |
|---|---|---|---|---|---|
| Flow at rated power (cfm/cmm) | 205/5.8 | 143/4 | 262/7.4 | 336/9.5 | 410/11.6 |

### SOUND EMISSIONS

| | | | | | |
|---|---|---|---|---|---|
| Sound output in dB(A) at 23 ft (7 m) with generator in exercise mode* | 64 | 65 | 68 | 69 | 66 |
| Sound output in dB(A) at 23 ft (7 m) with generator operating at normal load* | 72 | 74 | 72 | 75 | 79 |

*Sound levels are taken from the front of the generator. Sound levels taken from other sides of the generator may be higher depending on installation parameters.

### EXHAUST

| | | | | | |
|---|---|---|---|---|---|
| Exhaust flow at rated output (cfm/cmm) | 557/15.8 | 720/20.4 | 888/25.1 | 1119/31.7 | 1535/43.5 |
| Exhaust temperature at muffler outlet (°C/°F) | 477/890 | 796/1465 | 516/960 | 521/970 | 593/1100 |

### ENGINE PARAMETERS

| | | | | | |
|---|---|---|---|---|---|
| Rated Synchronous rpm | 1800 | 3600 | 2300 | 2970 | 3600 |

### POWER ADJUSTMENT FOR AMBIENT CONDITIONS

Temperature Deration ........ 3% for every 10 °C above 25 °C or 1.65% for every 10 °F above 77 °F
Altitude Deration (70,100, 130 & 150) ........ 1% for every 100 m above 183 m or 3% for every 1000 ft above 600 ft
Altitude Deration (80 kW) ........ 1% for every 100 m above 915 m or 3% for every 1000 ft above 3000 ft

### CONTROLLER FEATURES

2-Line Plain Text LCD Display ........ Simple user interface for ease of operation.
Mode Switch: Auto ........ Automatic Start on Utility failure. 7 day exerciser
Off ........ Stops unit. Power is removed. Control and charger still operate.
Manual ........ Start with starter control, unit stays on. If utility fails, transfer to load takes place.
Programmable start delay between 10-30 seconds ........ Standard
Engine Start Sequence ........ Cyclic cranking: 16 sec on, 7 rest (90 sec maximum duration)
Engine Warm-up ........ 5 sec
Engine Cool-Down ........ 1 min
Starter Lock-out ........ Starter cannot re-engage until 5 sec after engine has stopped.
Smart Battery Charger ........ Standard
Automatic Voltage Regulation with Over and Under Voltage Protection ........ Standard
Automatic Low Oil Pressure Shutdown ........ Standard
Overspeed Shutdown ........ Standard, 72 Hz
High Temperature Shutdown ........ Standard
Overcrank Protection ........ Standard
Safety Fused ........ Standard
Failure to Transfer Protection ........ Standard
Low Battery Protection ........ Standard
50 Event Run Log ........ Standard
Future Set Capable Exerciser ........ Standard
Incorrect Wiring Protection ........ Standard
Internal Fault Protection ........ Standard
Common External Fault Capability ........ Standard
Governor Failure Protection ........ Standard

{B2323618; 13}

iii

GENERAC

70 • 80 • 100 • 130 • 150 kW available accessories

Standby Generators

5 of 9

| Model # | Product | Description |
|---|---|---|
| G006463-4 | Mobile Link™ | Generac's Mobile Link allows you to check the status of your generator from anywhere that you have access to an Internet connection from a PC or with any smart device. You will even be notified when a change in the generator's status occurs via e-mail or text message. Note: Harness Adapter Kit required. Available in the U.S. only. |
| G006478-0 | Harness Adapter Kit | The Harness Adapter Kit is required to make liquid-cooled units compatible with Mobile Link™. |
| G005632-1 - 70, 80 & 150 kW<br>G005633-0 - 100 & 130 kW | Cold Weather Kit | If the temperature regularly falls below 32 °F (0 °C), install a cold weather kit to maintain optimal battery temperature. Kit consists of battery warmer with thermostat built into the wrap. |
| G005620-0 - 70, 100 & 130 kW<br>G006204-0 - 80 kW<br>G005667-0 - 150 kW | Extreme Cold Weather Kit | Recommended where the temperature regularly falls below 32 °F (0 °C) for extended periods of time. For liquid cooled units only. |
| G005651-0 | Base Plug Kit | Add base plugs to the base of the generator to keep out debris. |
| G005703-0 | Paint Kit | If the generator enclosure is scratched or damaged, it is important to touch-up the paint to protect from future corrosion. The paint kit includes the necessary paint to properly maintain or touch-up a generator enclosure. |
| G005660-0 - 70, 100, 130, and 150 kW<br>G006915-0 - 80 kW | Scheduled Maintenance Kit | The Liquid-Cooled Scheduled Maintenance Kits offer all the hardware necessary to perform complete maintenance on Generac liquid-cooled generators. |
| G006664-0 | Local Wireless Monitor | Completely wireless and battery powered, Generac's wireless remote monitor provides you with instant status information without ever leaving the house. |
| G006665-0 | Wireless Remote Extension Harness | Recommended for use with the Wireless Remote on units up to 60 kW, required for use on units 70 kW or greater. |
| G006873-0 | Smart Management Module (50 Amps) | Smart Management Modules are used in conjunction with the Automatic Transfer Switch to increase its power management capabilities. It provides additional power management flexibility not found in any other power management system. |
| G007005-0 | Wi-Fi LP Fuel Level Monitor | The Wi-Fi enabled LP fuel level monitor provides constant monitoring of the connected LP fuel tank. Monitoring the LP tank's fuel level is an important step in making sure your generator is ready to run during an unexpected power failure. Status alerts are available through a free application to notify when your LP tank is in need of a refill. |
| G006510-0 | E-Stop | E-stop allows for immediate fuel shutoff and generator shutdown in the event of an emergency. |

{B2323618; 13}

Standby Generators
6 of 9

GENERAC

# 70 • 80 • 100 • 130 • 150 kW

## interconnections

Drawing #0H7452-D

RTS TRANSFER SWITCH
PROTECTED LOAD CENTER
NEUTRAL BLOCK
GROUND
LOAD SHED MODULE (IF EQUIPPED)
FEEDER SUPPLY FROM PANEL (REQUIRES 4-WIRE FEEDER)
CUSTOMER SUPPLIED NEUTRAL WIRE
NEUTRAL BLOCK
GROUND
A TYPICAL RESIDENTIAL/COMMERCIAL LIQUID-COOLED GENERATOR CONNECTION PANEL
N1
N2
T1 E1 E2 T2
N1 N2 T1
0
194
23
E1
E2
NEUT
NOTE: MATCH WIRE NUMBERS TO TERMINAL NUMBERS

LIQUID COOLED INSTALLATION

**Note:** Use the generator's specific installation manual and wiring diagrams to verify generator wiring connections, as they may differ slightly from illustration.

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ii

70 kW

GENERAC

installation layout

Drawing #0F6287-E

Standby Generators

7 of 9

| [illegible] | | | | |
|---|---|---|---|---|
| ENGINE/KW | ENCLOSURE MATERIAL | WEIGHT [illegible] | WEIGHT [illegible] | SHIPPING WEIGHT [illegible] |
| 5.4L/55KW | | | | |
| | ALUMINUM | [illegible] | [illegible] | [illegible] |
| 6.8L/70KW | | | | |
| | ALUMINUM | [illegible] | [illegible] | [illegible] |

NOTES:

1) MINIMUM RECOMMENDED CONCRETE PAD SIZE: 1240 (48.8") WIDE X 2756 (108.5") LONG. REFERENCE INSTALLATION GUIDE SUPPLIED WITH UNIT FOR CONCRETE PAD GUIDELINES.

2) ALLOW SUFFICIENT ROOM ON ALL SIDES OF THE GENERATOR FOR MAINTENANCE AND SERVICING. THIS UNIT MUST BE INSTALLED IN ACCORDANCE WITH CURRENT APPLICABLE NFPA 37 AND NFPA 70 STANDARDS AS WELL AS ANY OTHER FEDERAL, STATE AND LOCAL CODES FOR MINIMUM DISTANCES FROM OTHER STRUCTURES.

3) CIRCUIT BREAKER INFORMATION:
SEE SPECIFICATION SHEET WITHIN OWNERS MANUAL.

4) INSIDE STUB-UP AREA FOR AC LOAD LEAD-CONDUIT CONNECTION, NEUTRAL CONNECTION, BATTERY CHARGER 120 VOLT AC (.5 AMP MAX.) CONNECTION, AND ACCESS TO TRANSFER SWITCH CONTROL WIRES. REMOVE FRONT COVER FOR ACCESS.

4A) FIELD CUT HOLE IS ONLY REQUIRED FOR MOUNTING OF GENERATOR ON AN EXISTING PAD.

5) REFERENCE OWNERS MANUAL FOR LIFTING WARNINGS.

6) REMOVE EITHER LEFT OR RIGHT HAND SIDE PANEL TO ACCESS EXHAUST MUFFLERS.

TOP VIEW
REMOVE COVER FOR ACCESS TO RADIATOR FILL CAP
CENTER OF GRAVITY
1273mm (50.1") 5.4L 55KW
1023mm (40.3") 6.8L 70KW
BATTERY 12 VOLT 24F 525 COLD CRANKING AMPS
STUB-UP AREA SEE NOTE 4
LOW VOLTAGE AREA ONLY
13.5 (.53") DIA. MOUNTING HOLE (4) PLACES LOCATED ON BOTTOM OF GENERATOR MOUNTING FRAME
2050 [80.71"] TYP
904 [35.59"] TYP
200 [7.87"] TYP
818 [32.2"]
382 [15.04"]
90 [3.54"]
128 [5.04"]
86 [3.40"]

FRONT VIEW
EXHAUST AND AIR DISCHARGE LOUVERS - FRONT AND SIDES
13.5 (.53") DIA. MOUNTING HOLE (4) PLACES 12.7 (1/2") DIA. MASONRY ANCHOR BOLTS RECOMMENDED
152.5 [6"] MIN
CONCRETE MOUNTING PAD SEE NOTE 1

LEFT SIDE VIEW
2400 [94.49"]
878 [34.57"] DOOR TYP
VISE ACTION LATCH, ONE PER DOOR, TWO LIFT-OFF DOORS PER SIDE OF GENERATOR
CONTROL PANEL BATTERY CHARGER IS ENCLOSED WITHIN
FRONT COVER SEE NOTE 4
948 [37.32"] DOOR TYP
EXHAUST MUFFLERS ENCLOSED WITHIN, SEE NOTE 6
152.5 [6"] MIN
65 [2.56"]
LIFTING PROVISION (4) PLACES, SEE NOTE 5 AND CENTER OF GRAVITY DIMENSIONS
NATURAL GAS LINE CONNECTION 3/4" NPT FEMALE COUPLING LOCATED ON OPPOSITE (RH) SIDE
STUB-UP AREA
929 [36.57"]
CIRCUIT BREAKER SEE NOTE 3
FIELD CUT HOLE FOR OUTSIDE CONDUIT CONNECTION ONLY. SEE NOTE 4A

REAR VIEW
AIR INLET LOUVERS
935 [36.81"]
1217 [47.91"]

| SERVICE ITEM | 5.4L 55KW | 6.8L 70KW |
|---|---|---|
| OIL FILL CAP | THRU RIGHT FRONT DOOR | |
| OIL DIP STICK | THRU LEFT FRONT DOOR | |
| OIL FILTER | THRU LEFT FRONT DOOR | |
| OIL DRAIN HOSE | THRU RIGHT FRONT DOOR | |
| RADIATOR DRAIN HOSE | THRU LEFT FRONT DOOR | |
| AIR CLEANER ELEMENT | EITHER FRONT DOOR | |
| SPARK PLUGS | BOTH FRONT DOORS | |
| MUFFLERS | SEE NOTE 6 | |
| FAN BELT | EITHER FRONT DOOR | |
| BATTERY | THRU RIGHT REAR DOOR | |

SERVICE ITEM ACCESSIBILITY CHART

REFERENCE OWNERS MANUAL FOR PERIODIC REPLACEMENT PART LISTINGS

DIMENSIONS: MM [INCH]

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ii

GENERAC
Standby Generators
9 of 9

# 100 • 130 • 150 kW

## installation layout

Drawing #0H4105-B

TOP VIEW
LEFT SIDE VIEW
FRONT VIEW
REAR VIEW
DIMENSIONS: MM [INCH]

GENERAC
Generac Power Systems, Inc. • S45 W29290 HWY. 59, Waukesha, WI 53189 • generac.com
©2017 Generac Power Systems, Inc. All rights reserved. All specifications are subject to change without notice. Bulletin 0199370SBY-L 04/25/17

{B2323618; 13}

EXHIBIT H

ANTENNA SYSTEM SPECIFICATIONS

{B2323618; 13}

ii

REVISION HISTORY			
REV	DESCRIPTION	DATE	APPROVED
1	GPS TIMING ANT, 26DB	09/01/2016	CE

(R40.08)
(125.16)
(19.14)
(Ø21.01)

NOTES: UNLESS OTHERWISE SPECIFIED

1. A (REF) DIMENSION IS FOR INFORMATION PURPOSES ONLY AND NO TOLERANCE IS IMPLIED.

SUPPLIER PRINT ACCEPTANCE:

[ ] Accept drawing/specification: No changes needed
[ ] This part is RoHS compliant
[ ] This part is REACH compliant
[ ] Accept drawing/specification: Notes/Mark ups added
[ ] Cannot accept drawing/spec: Notes/Mark ups added

Supplier Projected Outgoing Quality

SIGMA LEVEL: ______ or PPM ______

Signature: ______ Date: ______

UNLESS OTHERWISE SPECIFIED DIMENSIONS ARE IN MILLIMETERS

THIRD ANGLE PROJECTION

PCTEL PROPRIETARY DATA

THE INFORMATION AND/OR DRAWINGS CONTAINED IN THIS DOCUMENT IS CONFIDENTIAL AND PROPRIETARY TO PCTEL, INC AND MAY NOT BE USED, REPRODUCED, IN WHOLE OR IN PART, OR MODIFIED IN ANY WAY WITHOUT THE EXPRESS WRITTEN PERMISSION OF AN AUTHORIZED REPRESENTATIVE OF PCTEL, INC

DRAWN	CE	DATE	9/1/2016
CHECKED	P	DATE	9/1/2016
MATERIAL			
FINISH			

PCTEL

PCTEL, INC.
471 BRIGHTON DRIVE
BLOOMINGDALE, IL 60108
PH. 630-372-6800
FAX 630-372-8077

DESCRIPTION: ANTENNA, GPS L1, TIMING, SURGE, PROTECTED, 40DB

DRAWING NO: GPS-TMG-26N

SIZE	SCALE	SHEET
B	1:1	1 OF 1

PCTEL
GPS-TMG-HR-26N
GPS, HIGH REJECTION, 26DB
ANTENNA

{B2323618; 13}

iii